                                                        EXHIBIT 4.1

                                   INDENTURE


                                    between


                            JAYHAWK FUNDING TRUST I,
                                     Issuer


                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                                    Trustee



                           Dated as of August 7, 1996



                            JAYHAWK FUNDING TRUST I

                          AUTOMOBILE LOAN-BACKED NOTES

                              (Issuable in Series)

                           (Senior/Subordinate Notes)

                               TABLE OF CONTENTS
                               -----------------
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ARTICLE I -    DEFINITIONS....................................................   1
               Section 1.01  Definitions......................................   1
               Section 1.02  Rules of Construction............................  17

ARTICLE II-    THE NOTES......................................................  18
               Section 2.01  Form Generally...................................  18
               Section 2.02  Notes Issuable in Series and Classes.............  18
               Section 2.03  Execution, Authentication, Delivery and Dating...  19
               Section 2.04  Temporary Notes..................................  20
               Section 2.05  Registration, Registration of Transfer and
                       Exchange...............................................  20
               Section 2.06  Restrictions on Transfer.........................  22
               Section 2.07  Mutilated, Destroyed, Lost or Stolen Notes.......  22
               Section 2.08  Payment of Principal and Interest; Principal and
                       Interest Rights Preserved..............................  23
               Section 2.09  Persons Deemed Owner.............................  25
               Section 2.10  Cancellation.....................................  25
               Section 2.11  Tax Treatment....................................  25
               Section 2.12  Conditions to Issuance of Notes..................  25
               Section 2.13  Security for Notes...............................  29
               Section 2.14  Purchase and Release of Contracts................  29
               Section 2.15  Releases.........................................  30
               Section 2.16  Trust Estate.....................................  30
               Section 2.17  Book Entry Notes.................................  31
               Section 2.18  Termination of Book Entry System.................  31

ARTICLE III -  REPRESENTATIONS, WARRANTIES AND COVENANTS......................  33
               Section 3.01  Payment of Notes.................................  33
               Section 3.02  Representations and Warranties...................  33
               Section 3.03  Covenants........................................  35
               Section 3.04  Other Matters as to the Issuer...................  39
               Section 3.05  Payments on Notes; Paying Agent; Money for
                       Note Payments to Be Held in Trust......................  40
               Section 3.06  Maintenance of Trust Estate......................  42
               Section 3.07  Annual Statement as to Compliance................  42

ARTICLE IV -   SATISFACTION AND DISCHARGE.....................................  43
               Section 4.01  Satisfaction and Discharge of Indenture..........  43
               Section 4.02  Application of Trust Money.......................  44

ARTICLE V -    DEFAULTS AND REMEDIES..........................................  45
               Section 5.01  Events of Default................................  45
               Section 5.02  Acceleration of Maturity; Rescission and
                       Annulment..............................................  46
               Section 5.03  Collection of Indebtedness and Suits for
                       Enforcement by Trustee.................................  47
               Section 5.04  Remedies.........................................  48
               Section 5.05  Optional Preservation of Trust Estate............  49

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               Section 5.06  Trustee May File Proofs of Claim.................  49
               Section 5.07  Trustee May Enforce Claims Without
                       Possession of Notes....................................  50
               Section 5.08  Application of Money Collected...................  50
               Section 5.09  Limitation on Suits..............................  50
               Section 5.10  Unconditional Right of Noteholders to Receive
                       Principal and Interest.................................  51
               Section 5.11  Restoration of Rights and Remedies...............  51
               Section 5.12  Rights and Remedies Cumulative...................  52
               Section 5.13  Delay or Omission; Not Waiver....................  52
               Section 5.14  Control by Noteholders...........................  52
               Section 5.15  Waiver of Past Defaults by Less than All
                       Noteholders............................................  53
               Section 5.16  Undertaking for Costs............................  53
               Section 5.17  Waiver of Stay or Extension Laws.................  53
               Section 5.18  Sale of Trust Estate.............................  54
               Section 5.19  Action on Notes..................................  55
               Section 5.20  No Recourse to Other Trust Estates or Other
                       Assets of the Issuer...................................  55

ARTICLE VI -   THE TRUSTEE....................................................  56
               Section 6.01  Certain Duties and Responsibilities..............  56
               Section 6.02  Notice of Default................................  57
               Section 6.03  Certain Rights of Trustee........................  58
               Section 6.04  Not Responsible for Recitals or Issuance of Notes  59
               Section 6.05  May Hold Notes...................................  59
               Section 6.06  Money Held in Trust..............................  60
               Section 6.07  Compensation and Reimbursement...................  60
               Section 6.08  Corporate Trustee Required; Eligibility..........  61
               Section 6.09  Resignation and Removal; Appointment of Successor  61
               Section 6.10  Acceptance of Appointment by Successor...........  62
               Section 6.11  Merger, Conversion, Consolidation or Succession
                       to Business of Trustee.................................  63
               Section 6.12  Co-Trustees and Separate Trustees................  63
               Section 6.13  Rights with Respect to the Servicer and
                       Backup Servicer........................................  65
               Section 6.14  Appointment of Authenticating Agent..............  65

ARTICLE VII -  NOTEHOLDERS' LISTS AND REPORTS.................................  67
               Section 7.01  Issuer to Furnish Trustee Names and Addresses
                       of Noteholders.........................................  67
               Section 7.02  Preservation of Information; Communications to
                       Noteholders............................................  67

ARTICLE VIII - ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND
     RELEASES.................................................................  68
               Section 8.01  Collection of Moneys.............................  68
               Section 8.02  Collection Accounts..............................  68
               Section 8.03  Pre-Funding Account..............................  69

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               Section 8.04  Reserve Fund.....................................  70
               Section 8.05  Capitalized Interest Account.....................  71
               Section 8.06  General Provisions Regarding Pledged Accounts....  72
               Section 8.07  Reports by Trustee to Noteholders................  74
               Section 8.08  Reports by Trustee...............................  75
               Section 8.09  Appointment of Independent Accountants...........  75
               Section 8.10  Expense Fund.....................................  75

ARTICLE IX - SUPPLEMENTAL INDENTURES..........................................  77
               Section 9.01  Supplemental Indentures without Consent of
                       Noteholders............................................  77
               Section 9.02  Supplemental Indentures with Consent of
                       Noteholders............................................  78
               Section 9.03  Execution of Supplemental Indentures.............  79
               Section 9.04  Effect of Supplemental Indentures................  79
               Section 9.05  Reference in Notes to Supplemental Indentures....  80

ARTICLE X - REDEMPTION OF NOTES...............................................  81
            Section 10.01  Redemption at the Option of the Issuer; Election
                    to Redeem.................................................  81
            Section 10.02  Notice to Trustee; Deposit of Redemption Price.....  81
            Section 10.03  Notice of Redemption by the Trustee................  81
            Section 10.04  Notes Payable on Redemption Date...................  82

ARTICLE XI - PROVISIONS OF GENERAL APPLICATION................................  83
             Section 11.01  Compliance Certificates and Opinions..............  83
             Section 11.02  Form of Documents Delivered to Trustee............  83
             Section 11.03  Acts of Noteholders...............................  84
             Section 11.04  Notices, etc., to Trustee, to Note Insurer,
                     Issuer, Servicer and Seller..............................  85
             Section 11.05  Notices and Reports to Noteholders;
                     Waiver of Notices........................................  85
             Section 11.06  Effect of Headings and Table of Contents..........  86
             Section 11.07  Successors and Assigns............................  86
             Section 11.08  Separability......................................  86
             Section 11.09  Benefits of Indenture.............................  86
             Section 11.10  Legal Holidays....................................  86
             Section 11.11  Governing Law.....................................  87
             Section 11.12  Counterparts......................................  87
             Section 11.13  Corporate Obligation..............................  87
             Section 11.14  Note Insurer's Right of Consent...................  87

     This INDENTURE (this "Indenture"), dated as of August 7, 1996, is by and between JAYHAWK FUNDING TRUST I, a limited purpose Delaware business trust (the "Issuer") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), and may be supplemented from time to time with Series Supplements as described herein.

                             PRELIMINARY STATEMENT

     The Issuer has duly authorized the execution and delivery of this Indenture to provide for one or more series (a "Series") of its Automobile Loan-Backed Notes ("Notes"), issuable as provided in this Indenture. Each Series of such Notes (i) will be issued only under a separate supplement to this Indenture duly executed and delivered by the Issuer and the Trustee and (ii) must include at least one Class (as defined below) which will be subject to the coverage of a
Note Insurance Policy (as defined herein) issued by the Note Insurer (as defined herein). Each Series shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Estate (as defined herein) relative thereto as provided in this Indenture and the Issuer shall not otherwise be liable for payments on the Notes. All covenants and agreements made by the Issuer and the Trustee herein are for the benefit and security of the Holders of the Notes and the Note Insurer. The Issuer and the Trustee are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     All things necessary to make the Indenture a valid agreement of the Issuer and the Trustee in accordance with its terms have been done.

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01 DEFINITIONS. Except as otherwise expressly provided herein or the applicable Series Supplement, or unless the context otherwise requires, the following terms have the respective meanings set forth below for all purposes hereof, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms. The meaning of certain defined terms used herein shall, when applied to the Notes of a particular Series, be as defined in this Section 1.01 but with such additional provisions as are specified in the related Series Supplement.

     Accounting Date:  The last day of a Monthly Period.
     ---------------

     Act:  With respect to any Noteholder, the meaning specified in Section
     ---
11.03.

     Affiliate:  With respect to any specified Person, any other Person
     ---------
controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Contract Principal Balance:  With respect to a Series, and the
     ------------------------------------
related Closing Date, the sum of the Cutoff Principal Balances; with respect to any Determination Date, the sum of the Principal Balances (computed as of the Accounting Date preceding such Determination Date) of all related Series Contracts.

     Aggregate Note Balance:  With respect to a Series, the sum of the Note
     ----------------------
Balances for all Notes Outstanding in such Series as of the date of determination.

     Amendment to Contract Schedule:  With respect to any Series Contract
     ------------------------------
Schedule, the list of Contracts amending such Series Contract Schedule attached to a Subsequent Transfer Agreement to reflect the Grant of Subsequent Contracts pursuant to such Subsequent Transfer Agreement.

     Amount Financed: With respect to a Contract, the aggregate amount advanced
     ---------------
under such Contract toward the purchase price of the related Financed Vehicle and related costs, including amounts advanced in respect of accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of retail motor vehicle installment sales contracts or promissory notes, and related costs.

     APR: The annual percentage rate (as such term is used with respect to the
     ---
federal Truth-in-Lending Act) of interest borne by, and indicated on, a Contract.

     Assignment:  With respect to a Contract (i) the original instrument of
     ----------
assignment of such Contract and all other documents securing such Contract made by the Person originating such Contract to JAC and (ii) the original instrument of assignment of such Contract made by JAC to the Issuer pursuant to the related Contribution and Servicing Agreement, which, in each case, is in a form sufficient under the laws of the jurisdiction in which the related Financed Vehicle is located to permit the assignee to exercise all rights granted by the Obligor under such Contract and such other documents and all rights available under applicable law to the obligee under such Contract and which, in each case, may, to the extent permitted by the laws of the State in which the related Financed Vehicle is located, be a blanket instrument of assignment covering other Contracts as well.

     Authenticating Agent:  With respect to a Series, the Person, if any, named
     --------------------
as Authenticating Agent for such Series in the related Series Supplement or appointed by the Trustee at the request of the Issuer pursuant to Section 6.14, until any successor Authenticating Agent for such Series is named, and thereafter "Authenticating Agent" shall mean such successor.

     Backup Servicer: With respect to a Series for which there will be a backup
     ---------------
servicer under the related Contribution and Servicing Agreement, the Person acting as "Backup Servicer" under such Contribution and Servicing Agreement.

     Backup Servicer Fee: With respect to a Series for which there will be a
     -------------------
Backup Servicer, the amount payable to such Backup Servicer as the Backup Servicer Fee on each Payment Date for such Series as specified in the related Series Supplement.

     Beneficial Owner:  With respect to a Book Entry Note, the Person who is the
     ----------------
beneficial owner of such Note as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant) or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     Board of Directors:  The board of directors of JAC or the Servicer, as the
     ------------------
context requires, or any duly authorized committee of such board.

     Board of Trustees: The board of trustees of the Issuer, or any duly
     -----------------
authorized committee of such board.

     Board Resolution:  A copy of a resolution certified by the Secretary or an
     ----------------
Assistant Secretary of the Issuer, JAC, or the Servicer, as the context requires, to have been duly adopted by its Board of Directors or Board of Trustees, as applicable, and to be in full force and effect on the date of such certification and delivered to the Trustee.

     Book Entry Notes: As specified in the related Series Supplement, the Notes
     ----------------
of any Class of a Series, if any, which are issued in book entry form and held in the form of one or more certificates issued in the name of a Clearing Agency registered with the Commission.

     Business Day:  Any day other than a Saturday, a Sunday or a day on which
     ------------
banking institutions in New York City, the cities in which the principal place of business of the Issuer, or the Corporate Trust Office of the Trustee hereunder, are located, are authorized or obligated by law or executive order to close.

     Capitalized Interest Account:  With respect to a Series, the trust account,
     ----------------------------
if any, created and maintained pursuant to Section 8.05.

     Capitalized Interest Account Deposit: With respect to a Series, the amount,
     ------------------------------------
if any, required to be deposited into the Capitalized Interest Account on the Closing Date, as specified in the Series Supplement.

     Class:  With respect to a Series, each subdivision of the Notes of such
     -----
Series created pursuant to the related Series Supplement, such subdivisions having the characteristics and designations set forth in such Series Supplement.

     Class Note Balance:  With respect to a Class of a Series, the sum of the
     ------------------
Note Balances for all Notes Outstanding in such Class, as of the date of determination.

     Clearing Agency:  An organization registered as a "clearing agency"
     ---------------
pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, and the regulations of the Commission thereunder. The Clearing Agency for any Book Entry Notes of a Series will be specified in the related Series Supplement.

     Clearing Agency Agreement:  With respect to a Series which includes a Class
     -------------------------
of Book Entry Notes, the letter agreement between the Issuer, the Trustee and the Clearing Agency governing book entry transfers of, and certain other matters with respect to, such Book Entry Notes and attached as an exhibit to the related Series Supplement.

     Clearing Agency Participants:  The entities for whom the Clearing Agency
     ----------------------------
will maintain book entry records of ownership and transfer of Book Entry Notes, which may include securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

     Closing Date:  With respect to a Series, as defined in the related Series
     ------------
Supplement.

     Code:  The Internal Revenue Code of 1986, as amended.
     ----

     Collected Funds:  Except as otherwise defined in the related Series
     ---------------
Supplement, with respect to any Series and a Determination Date the amount of all interest collections, principal collections, Recoveries, and all other collections with respect to the related Series Contracts which in each case have been deposited in the related Collection Account during the related Monthly Period.

     Collection Account: With respect to a Series, the trust account created and
     ------------------
maintained pursuant to Section 8.02.

     Collection Account Deposit:  With respect to a Series, as defined in the
     --------------------------
related Contribution and Servicing Agreement.

     Commission:  The Securities and Exchange Commission.
     ----------

     Contract: A motor vehicle retail installment sale contract or note and
     --------
security agreement, which, with respect to a Series, is identified on either the related Series Contract Schedule delivered to the Trustee and the Note Insurer on the related Closing Date or on an Amendment to Contract Schedule delivered to the Trustee and the Note Insurer on the date on which Subsequent Contracts are delivered to the Trustee; provided that, except as otherwise provided herein, from and after the date on which a Contract is purchased by JAC or the Servicer in accordance with the related Contribution and Servicing Agreement, or is released from the related Trust Estate pursuant to Section 2.14(b), such Contract shall no longer constitute a Series Contract for purposes of the Transaction Documents relating to such Series.

     Contract File: With respect to a Contract, (i) the sole original of such
     -------------
Contract; (ii) the Assignment of such Contract made by the Dealer originating such Contract to JAC; (iii) the original Title Document or a copy of the UCC financing statement evidencing that the security interest granted under such Contract has been perfected under applicable state law (except for any Title Document or UCC financing statement not returned from the applicable public records office, in which case JAC will be required to deliver an Officer's Certificate of JAC, as specified in the related Contribution and Servicing Agreement); and (iv) the original of any assumption agreement or any modification, extension or refinancing agreement.

     Contribution and Servicing Agreement: With respect to a Series, as defined
     ------------------------------------
in the related Series Supplement.

     Controlling Party:  With respect to a Series, as defined in the related
     -----------------
Contribution and Servicing Agreement.

     Corporate Trust Office: The corporate trust office of the Trustee, located
     ----------------------
at Norwest Center, 6th & Marquette, Minneapolis, Minnesota 55479-0070, or at such other address as the Trustee may designate from time to time by notice to the Note Insurer, the Noteholders and the Issuer, or the principal corporate trust office of any successor Trustee.

     Cram Down Loss: With respect to a Contract, if a court of appropriate
     --------------
jurisdiction in an insolvency proceeding has issued an order reducing the amount owed on a Contract or otherwise modifying or restructuring the scheduled payments to be made on a Contract, an amount equal to the excess of the Principal Balance of such Contract immediately prior to such order over the Principal Balance of such Contract as so reduced or the net present value (using as the discount rate the higher of the APR or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

     Custodian:  With respect to a Series, the Person acting as "Custodian"
     ---------
under the related Custodian Agreement.

     Custodian Agreement:  With respect to a Series, as defined in the related
     -------------------
Series Supplement.

     Custodian Fee:  With respect to a Series, the amount payable to the related
     -------------
Custodian as the Custodian Fee on each Payment Date for such Series as specified in the related Series Supplement.

     Cutoff  Principal Balance:  The Principal Balance with respect to each
     -------------------------
Initial Contract at the close of business on the day immediately preceding the related Initial Cutoff Date.

     Declaration of Trust: The Declaration of Trust of Jayhawk Funding Trust I,
     --------------------
dated as of March 14, 1996, as amended pursuant to Amendment No. 1, dated as of July 19, 1996 and as amended from time to time as provided therein.

     Default:  Any occurrence or circumstance which with notice or the lapse of
     -------
time or both would become an Event of Default.

     Defaulted Contract: With respect to a Series, as defined in the related
     ------------------
Contribution and Servicing Agreement.

     Definitive Notes:  Notes, other than Book Entry Notes, in definitive, fully
     ----------------
registered form.

     Delinquent Contract:  With respect to a Series, as defined in the related
     -------------------
Contribution and Servicing Agreement.

     Determination Date:  For each Series, unless otherwise specified in the
     ------------------
related Series Supplement, with respect to (i) any Payment Date for such Series, the tenth (10th) calendar day of the month of such Payment Date and (ii) any Monthly Period for such Series, the tenth (10th) calendar day of the immediately following month, or, in either case, the next following Business Day if such tenth (10th) calendar day is not a Business Day.

     Due Date:  With respect to a Contract, each date on which a Scheduled
     --------
Payment is due thereunder.

     Eligible Investments:  Any and all of the following:
     --------------------

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

         (ii) demand and time deposits in, certificates of deposit of, banker's acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short term unsecured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days, and any other demand or time deposit or deposit which is fully insured by the Federal Deposit Insurance Corporation;

         (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated "A" or higher by S&P and rated "A2" or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State thereof which has a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (v) commercial paper having an original maturity of less than 365 days and issued by an institution having a short term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (vi) a guaranteed investment contract approved by each of the Rating Agencies and the Note Insurer and issued by an insurance company or other corporation having a long term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

          (vii) money market funds having ratings in the highest available rating category of Moody's and one of the two highest available rating categories of S&P at the time of such investment which invest only in other Eligible Investments; any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirement for Eligible Investments set forth herein; and

          (viii) any investment approved in writing by the Note Insurer and written evidence that any such investment will not result in a downgrading or withdrawal of the rating by each Rating Agency on the Notes.

The Trustee may purchase from or sell to itself or an Affiliate, as principal or agent, the Eligible Investments listed above. All Eligible Investments in a Pledged Account for a Series shall be made in the name of the Trustee for the benefit of the Noteholders of such Series and the Note Insurer.

     Event of Default:  The meaning specified in Section 5.01.
     ----------------

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended, or
     -----
any successor statutes thereof.

     Event of Termination:  With respect to a Series, as defined in the related
     --------------------
Contribution and Servicing Agreement.

     Expense Fund:  With respect to a Series, the trust account, if any, created
     ------------
and maintained pursuant to Section 8.10.

     Final Payment Date:  With respect to any Note of a Series, the date on
     ------------------
which the final principal payment on such Note is made as therein or herein provided, whether at the Stated Maturity, or by acceleration or redemption.

     Financed Vehicle:  With respect to a Contract, the automobile or light-duty
     ----------------
truck securing the indebtedness of the related Obligor under such Contract.

     Fitch:  Fitch Investors Service, L.P.
     -----

     Funding Period:  With respect to each Series for which a Pre-Funding
     --------------
Account is established pursuant to the related Series Supplement, as defined in such Series Supplement.

     GAAP:  Generally accepted accounting principles, applied on a consistent
     ----
basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

     Grant:  To grant, bargain, sell, warrant, alienate, remise, release,
     -----
convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the security interest in Financed Vehicles, Contracts or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including, without limitation, the immediate and continuing right to claim, collect, receive and receipt for payments in respect of such Contracts, or any other payment due thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

     Guaranty Amounts:  With respect to a Contract, any and all amounts paid by
     ----------------
any guarantor with respect to such Contract.

     Holder or Noteholder:  The person in whose name a Note is registered in the
     ------    ----------
Note Register.

     Indenture:  This Indenture, as supplemented by each Series Supplement, in
     ---------
the form when originally executed and, if from time to time further supplemented or amended by one or more indentures supplemental hereto or amendments to any Series Supplement entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this Indenture designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions hereof as originally executed, or if amended or supplemented, as so amended and supplemented, and all references in a Series Supplement to the designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of such Series Supplement. The words

"herein," "hereof," "hereunder" and other words of similar import when not related to a specific subdivision hereof, refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision hereof or any Series Supplement.

     Independent:  When used with respect to any specified Person means such a
     -----------
Person, who (1) is in fact independent of the Issuer and JAC, (2) does not have any direct financial interest or any material indirect financial interest in the Issuer, JAC, or in any Affiliate of the Issuer or JAC and (3) is not connected with the Issuer or JAC as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee or the Note Insurer, such Person shall be appointed by an Issuer Order and approved by the Trustee or the Note Insurer, as applicable, in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

     Independent Accountants:  Ernst & Young L.L.P. or any other firm of
     -----------------------
independent certified public accountants of recognized national standing acceptable to the Note Insurer.

     Initial Closing Date:  The date on which the first Series is executed,
     --------------------
authenticated and delivered.

     Initial Contracts:  With respect to a Series, the Contracts securing such
     -----------------
Series as of the related Closing Date, as specified in the related Series Supplement.

     Initial Cutoff Date:  With respect to a Series and the related Series
     -------------------
Contracts, as specified in the related Series Supplement.

     Initial Payment Date:  With respect to a Series, as defined in the related
     --------------------
Series Supplement.

     Insurance Agreement: With respect to a Series, as defined in the related
     -------------------
Contribution and Servicing Agreement.

     Insurance Policy:  With respect to a Contract securing a Series and the
     ----------------
related Financed Vehicle, as defined in the related Series Supplement.

     Insurance Proceeds:  With respect to a Financed Vehicle and a related
     ------------------
Contract securing a Series, as defined in the related Series Supplement.

     Issuer:  Jayhawk Funding Trust I, and all successors thereto in accordance
     ------
with the terms hereof.

     Issuer Order and Issuer Request:  A written order or request signed in the
     ------------     --------------
name of the Issuer by its Chairman of the Board, President, or a Vice President, and delivered to the Trustee.

     JAC:  Jayhawk Acceptance Corporation, in its individual capacity, and all
     ---
successors thereto.

     Lien:  Any security interest, lien, charge, pledge, preference, equity, or
     ----
encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

     Liquidation Proceeds:  Cash (exclusive of Insurance Proceeds) received by
     --------------------
the related Servicer in connection with the liquidation of Contracts, whether from the Obligor, through sale, or otherwise and including any Guaranty Amounts and any and all rebates (including, but not limited to, warranty rebates, insurance premium rebates, dealer rebates, and sales tax rebates).

     Monthly Period: With respect to a Payment Date or a Determination Date, the
     --------------
calendar month immediately preceding the month in which such Payment Date or Determination Date occurs (such calendar month being referred to as the "related" Monthly Period with respect to such Payment Date or Determination
Date).

     Monthly Period Statement:  As defined in Section 2.08(e).
     ------------------------

     Moody's:  Moody's Investors Service.
     -------

     New York Agent:  With respect to a Series, the agent appointed by the
     --------------
Issuer for purposes of receiving surrender of the Notes of such Series prior to or after the final payment thereof, which agent shall be located in the State of New York. Unless otherwise specified in Series Supplement with respect to a Series, the New York Agent with respect to each Series shall be Norwest Trust Co. of New York, 3 New York Plaza, New York, New York 10004.

     Note Balance: With respect to any Note of a Series as of any date of
     ------------
determination, the principal amount thereof on the Closing Date for such Series reduced by all payments, if any, made with respect to principal of such Note.

     Noteholder or Holder:  The Person in whose name a Note is registered in the
     ----------    ------
Note Register.

     Note Insurance Policy:  With respect to a Series, the note guaranty
     ---------------------
insurance policy issued by the Note Insurer insuring one or more Classes of such Series in accordance with the terms thereof.

     Note Insurer:  MBIA Insurance Corporation and all successors thereto.
     ------------

     Note Insurer Default:  With respect to a Series, the occurrence and
     --------------------
continuance of an "Insurer Default" or an "Insurer Insolvency" (as each such term is defined in the related Insurance Agreement).

     Note Insurer Premium: With respect to a Series, the Note Insurer Premium
     --------------------
specified in the related Insurance Agreement.

     Note Interest Rate: With respect to a Series or Class, the annual rate at
     ------------------
which interest accrues on the Notes of such Series or Class, as specified in the related Series Supplement.

     Note Majority:  With respect to a Series, Noteholders representing at least
     -------------
51% of the Aggregate Note Balance of such Series.

     Note Pool Factor:  With respect to any Payment Date and any Class of a
     ----------------
Series, an eight-digit decimal figure equal to the Class Note Balance of such Class as of such Payment Date (after giving effect to all payments on such date) divided by the original Class Note Balance of such Class as of the Closing Date as determined by the Servicer in the Servicer's Certificate relating to such Payment Date.

     Note Register and Note Registrar:  The respective meanings specified in
     -------------     --------------
Section 2.05.

     Note Voting Amount: With respect to a Series, Noteholders representing at
     ------------------
least two-thirds of the Aggregate Note Balance of the applicable Series.

     Notes:  The Issuer's Automobile Loan-Backed Notes of a Series designated as
     -----
such in the related Series Supplement.

     Obligor:  The purchaser of a Financed Vehicle under each related Contract,
     -------
including any guarantor of such purchaser, and their respective successors, assigns, heirs, and personal representatives.

     Officer's Certificate:  A certificate signed by the Chairman of the Board,
     ---------------------
the President, a Vice President, the Treasurer, the Controller, an Assistant Controller, or the Secretary of the company or trust on whose behalf the certificate is delivered, which certificate shall comply with the applicable requirements of Section 11.01. Unless otherwise specified, any reference herein to an Officer's Certificate shall be to an Officer's Certificate of the Issuer.

     Opinion of Counsel:  A written opinion of counsel who may, except as
     ------------------
otherwise expressly provided herein, be counsel for the Issuer and who shall be reasonably satisfactory to the Trustee and the Note Insurer and which opinion shall comply with the applicable requirements of Section 11.01.

     Outstanding:  With respect to Notes, as of any date of determination, all
     -----------
Notes theretofore authenticated and delivered hereunder, except:

          (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

         (ii) Notes for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant hereto or any provision therefor, satisfactory to the Trustee, has been made); and

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant hereto, unless proof satisfactory to the Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that for purposes of disbursing payments from each Note Insurance Policy and in determining whether Noteholders representing the required percentage of the Aggregate Note Balance of Notes of a given Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded.

     Paying Agent:  The Trustee or any other Person that meets the eligibility
     ------------
standards for the Trustee specified in Section 6.08 and is authorized by the Issuer pursuant to Section 3.05 to pay the principal of, or interest on, any Notes on behalf of the Issuer.

     Payment Date:  For each Series, unless specified otherwise in the related
     ------------
Series Supplement, the fifteenth (15th) day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day) commencing on the Initial Payment Date for such Series.

     Payment Date Statement: As defined in Section 2.08(e).
     ----------------------

     Person:  Any individual, corporation, partnership, limited liability
     ------
company, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     Placement Agent: With respect to a Series, as defined in the related Series
     ---------------
Supplement.

     Pledged Account: With respect to a Series, the Collection Account, any Pre-
     ---------------
Funding Account, any Reserve Fund, any Capitalized Interest Account, and any Expense Fund maintained with respect thereto.

     Pre-Funding Account: With respect to a Series, the trust account, if any,
     -------------------
established and maintained pursuant to Section 8.03.

     Pre-Funding Account Deposit:  With respect to a Series for which a Pre-
     ---------------------------
Funding Account is established, as defined in the related Series Supplement.

     Principal Balance: With respect to any Contract, as of any date, the Amount
     -----------------
Financed with respect to such Contract less the amount of (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Contract and (ii) any Cram Down Loss in respect of such Contract; provided, however, that on and after the Accounting Date in a Monthly Period in which a Contract has become a Defaulted Contract or has been released from the Lien of this Indenture as provided in Section 2.15, the "Principal Balance" of such Contract shall be zero; and provided further, however, that the "Principal Balance" with respect to a Contract shall be subject to any modifications or adjustments provided for in the Series Supplement with respect to the Series with respect to which such Contract is a Series Contract.

     Private Placement Memorandum:  With respect to a Series, the Private
     ----------------------------
Placement Memorandum related to any direct or indirect offering of such Series.

     Proceeding:  Any suit in equity, action at law or other judicial or
     ----------
administrative proceeding.

     Purchase Price: With respect to a Contract securing a Series, as defined in
     --------------
the related Contribution and Servicing Agreement.

     Qualified Nominee:  A Person in whose name Eligible Investments Granted to
     -----------------
the Trustee may be registered as nominee of the Trustee in lieu of registration directly in the name of the Trustee, provided that the following conditions shall be satisfied in connection with such registration:

     (a) the instruments governing the creation and operation of the nominee provide that neither the nominee nor any owner of an interest in the nominee (other than the Trustee) shall have any interest, beneficial or otherwise, in any Eligible Investments at any time held in the name of the nominee, except for the purpose of transferring and holding legal title thereto;

     (b) the nominee and the Trustee have entered into a binding agreement:

          (i) establishing that any Eligible Investments held in the name of the nominee are to be held by the nominee as agent (other than commission agent or broker) or nominee for the account of the Trustee, and

          (ii) appointing the Trustee as the agent and attorney of the nominee with full power and authority irrevocably to sell, assign, endorse, transfer and deliver any Eligible Investments standing in the name of the nominee, and to execute and deliver all such instruments as may be necessary and proper for such purpose; and

     (c) in connection with the registration of any Eligible Investment in the name of the nominee, all requirements under applicable governmental regulations necessary to effect a valid registration of transfer of such Eligible Investment are complied with.

     Rating Agency or Rating Agencies: With respect to each Series at any
     -------------    ---------------
relevant time, the rating agency or agencies requested by the Issuer or the Note Insurer to rate the Notes of such Series at the Closing Date for such Series, and then rating such Notes. The Rating Agencies for each Series will be specified in the related Series Supplement.

     Record Date: With respect to a Series, the date specified in the related
     -----------
Series Supplement.

     Recoveries:  Except as otherwise defined in the related Series Supplement,
     ----------
with respect to a Contract, all Insurance Proceeds and Liquidation Proceeds, excluding (i) proceeds to be applied to the restoration or repair of the related Financed Vehicle or released to the related Obligor in accordance with the Servicer's normal servicing procedures (which shall be JAC's Credit and Collection Policy (as defined in the related Contribution and Servicing Agreement), if JAC is the Servicer), and (ii) proceeds to be retained by such Servicer for reimbursement of certain expenses as provided in the related Contribution and Servicing Agreement.

     Redemption Date:  With respect to a Series, a Payment Date as specified in
     ---------------
the related Series Supplement.

     Redemption Price:  With respect to any Series or Class being redeemed
     ----------------
pursuant to Article X, and as of the related Redemption Date, the Aggregate Note Balance of such Series or the Class Note Balance of such Class, as applicable, together with interest accrued thereon to but excluding the related Redemption Date at the applicable Note Interest Rate (exclusive of installments of interest and principal maturing on or prior to such date, payment of which shall have been made or duly provided for to the Holder of each such Note on the applicable Record Date or as otherwise provided herein).

     Redemption Record Date:  With respect to any redemption of Notes, a date
     ----------------------
fixed pursuant to Section 10.01.

     Registrar of Titles: The agency, department or office having the
     -------------------
responsibility for maintaining records of titles to motor vehicles and issuing documents evidencing such titles in the jurisdiction in which a particular Financed Vehicle is registered.

     Reinvestment Income:  With respect to a Pledged Account, any interest or
     -------------------
other earnings earned on investments of funds in such Pledged Account.

     Re-Liening Trigger:  With respect to a Series for which the related Series
     ------------------
Contracts are subject to re-liening upon the occurrence of specified events, as defined in the related Contribution and Servicing Agreement.

     Reserve Fund:  With respect to a Series, the trust account, if any, created
     ------------
and maintained pursuant to Section 8.04.

     Responsible Officer:  When used with respect to the Trustee, any officer
     -------------------
assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, or any other Officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     S&P:  Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.
     ---

     Sale:  The meaning specified in Section 5.18.
     ----

     Scheduled Payment: With respect to a Contract, the periodic payment set
     -----------------
forth in such Contract due from the Obligor on each related Due Date, and the amount due on the final Due Date for such Contract.

     Securities Act:  The Securities Act of 1933, as amended.
     --------------

     Series:  Each separate series of Notes issued pursuant to this Indenture
     ------
and the related Series Supplement thereto setting forth the specific terms of such series of Notes, which series, as provided in the related Series Supplement, may consist of only one Class or may be divided into two or more Classes.

     Series Contracts:  With respect to a Series, the Contracts listed on
     ----------------
related Series Contract Schedule.

     Series Contract Schedule:  With respect to a Series, the list of Contracts
     ------------------------
attached to the related Series Supplement, together with and as amended by, all related Amendments to Contract Schedule, each of which shall include the following information with respect to each Contract listed thereon: (a) a number identifying the Contract, (b) the Principal Balance as of the related Cutoff Date (if any such Principal Balance is subject to any modifications or adjustments pursuant to the terms of the related Series Supplement, such Principal Balance as of the related Cutoff Date shall be set forth both with and without giving effect to such modifications or adjustments), (c) the Obligor,
(d) the Obligor's billing address, (e) the original and remaining months to maturity of the Contract, (f) the Scheduled Payment, (g) the frequency with which Scheduled Payments are due, and (h) the APR.

     Series Event of Default: With respect to a Series, as defined in the
     -----------------------
related Series Supplement.

     Series Supplement:  With respect to a Series, a supplement hereto providing
     -----------------
for the issuance of such Series.

     Servicer:  With respect to a Series, the Person acting as "Servicer"
     --------
pursuant to the related Contribution and Servicing Agreement.

     Servicer Fee:  The amount payable to the Servicer with respect to a Series
     ------------
as the Servicer Fee on each Payment Date for such Series in the amount set forth in the related Contribution and Servicing Agreement.

     Servicer's Certificate:  With respect to a Series, as defined in the
     ----------------------
related Contribution and Servicing Agreement.

     Servicing Officers:  With respect to a Series, as defined in the related
     ------------------
Contribution and Servicing Agreement.

     State:  Any state of the United States of America and, in addition, the
     -----
District of Columbia.

     Stated Maturity:  With respect to each Class of a Series, as defined in the
     ---------------
related Series Supplement.

     Subsequent Contract:  With respect to a Series for which a Pre-Funding
     -------------------
Account is established pursuant to the related Series Supplement, as defined in such Series Supplement.

     Subsequent Release Amount:  With respect to a Series for which a Pre-
     -------------------------
Funding Account is established pursuant to the related Series Supplement, as defined in such Series Supplement.

     Subsequent Transfer Agreement:  With respect to a Series for which a Pre-
     -----------------------------
Funding Account is established pursuant to the related Series Supplement, as defined in such Series Supplement.

     Subsequent Transfer Date:  With respect to a Series for which a Pre-Funding
     ------------------------
Account is established pursuant to the related Series Supplement, as defined in such Series Supplement.

     Subsidiary:  Any corporation of which more than 50% (by number of votes) of
     ----------
the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation.

     Title Document:  With respect to a Contract and the related Financed
     --------------
Vehicle, the actual motor vehicle title or certificate of title for such Financed Vehicle issued by the Registrar of Titles or other government agency in the jurisdiction in which such Financed Vehicle is registered; alternatively, in those certain jurisdictions whose law requires or contemplates that the original of the actual motor vehicle title or certificate of title be possessed by the Obligor, then, in lieu of the actual title or certificate of title, "Title Document" shall mean such duplicate titles, certificates or other documents as are permitted, required and/or contemplated to be possessed by the secured party under the laws of such jurisdiction.

     Transaction Documents: With respect to a Series, this Indenture, the
     ---------------------
related Series Supplement, the related Contribution and Servicing Agreement, the Notes of such Series, the related Insurance Agreement, and the related Note Insurance Policy.

     Transaction Documents Date:  With respect to a Series, as defined in the
     --------------------------
related Series Supplement.

     Trust Estate:  With respect to a Series, as defined in the related Series
     ------------
Supplement.

     Trustee:  Norwest Bank Minnesota, National Association, as trustee, until a
     -------
successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Person.

     Trustee Fee:  With respect to a Series, the amount payable to the Trustee
     -----------
as the Trustee Fee on each Payment Date for such Series in the amount set forth in the related Series Supplement.

     UCC:  The Uniform Commercial Code as in effect in the applicable
     ---
jurisdiction.

     Vice President:  With respect to the Issuer or the Trustee, any vice
     --------------
president, whether or not designated by a number or a word or words added before or after the title "vice president."

     Voting Stock:   Securities of any class or classes, the holders of which
     ------------
are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     SECTION 1.02   RULES OF CONSTRUCTION.

     As used herein, the terms "related" and "applicable", when used with reference to a Series Supplement, shall refer to the Series Supplement pursuant to which a particular Series has been issued, when used with reference to any Determination Date or Monthly Period, shall refer to the Determination Date or Monthly Period immediately preceding a Payment Date, and when used with reference to any Payment Date, shall refer to the Payment Date immediately following any Monthly Period or Determination Date, as applicable.

                                  ARTICLE II

                                   THE NOTES

     SECTION 2.01   FORM GENERALLY.

     The Notes of each Series shall be in substantially the form or forms set forth in the Series Supplement pursuant to which such Notes are constituted and as may in the Issuer's judgment be necessary, appropriate or convenient to permit the Notes to be issued and sold to or held in definitive form by non-United States Persons, to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to payments on the Notes, or to comply, or facilitate compliance, with other applicable laws. The Notes of each Series may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof with an appropriate reference on the face of the Note.

     Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution thereof.

     Each Class of Book Entry Notes shall be evidenced by one or more certificates physically held by the Clearing Agency, which certificates may be typewritten, printed, lithographed, mimeo graphed or otherwise produced.

     SECTION 2.02   NOTES ISSUABLE IN SERIES AND CLASSES.

     (a) The aggregate principal amount of Notes that may be issued pursuant to this Indenture is unlimited; provided, however, no Series of Notes shall be issued hereunder, unless at least one Class of such Series are insured by the
Note Insurer, notwithstanding that a Note Insurer Default with respect to a prior Series may have occurred and may be continuing.

     (b) The Notes may, as provided herein, at the election of and as authorized by the Issuer's Board of Trustees, be issued in one or more Series, each of which Series may consist of only one Class of Notes or may be divided into two or more Classes, and shall be designated generally as the "Automobile Loan-Backed Notes" of the Issuer, with such further particular designations added or incorporated in such title for the Notes of any particular Series or Class as the Board of Trustees may determine. Each Note shall bear upon the face thereof the designation so selected for the Series and Class to which it belongs.

     (c) Each Series of Notes shall be created by a Series Supplement authorized by the Board of Trustees and establishing the terms and provisions of such Series, specifying the Contracts and other property to be included in the Trust Estate therefor, and Granting such Trust Estate as security for the Series of Notes created thereby. The Series Supplement with regard to a Series shall establish, without limitation, the following terms and provisions of the Notes of such Series, each of which the Issuer shall determine in authorizing the issuance of any Series:

          (i)  designation of the Series;

         (ii)  the number and designation of Classes;

        (iii) the Closing Date, the Initial Payment Date, the Initial Cutoff Date, and the schedules to be attached to such Series Supplement containing the Series Contract Schedule;

         (iv) the maximum aggregate principal amount of Notes of each Class of such Series that may be issued;

          (v)  the Note Interest Rate for each Class of Series;

         (vi) the Class or Classes of the Series that will be insured by a Note Insurance Policy, the Note Insurance Policy number, the Note Insurer Premium, and the due dates for the Note Insurer Premium;

        (vii)  the Stated Maturity for each Class of such Series;

       (viii)  the authorized denominations of each Class of such Series;

         (ix) the priority of principal and interest payments among each Class of such Series entitled to receive such payments; and

          (x)  any additional conditions to the issuance of Notes.

     (d) The Notes of each Series shall be issuable only as registered Notes in the denominations prescribed by the terms of the Series Supplement creating the particular Series.

     SECTION 2.03   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     The Notes shall be executed on behalf of the Issuer by its Chairman, President or one of its Vice Presidents. The signature of any of these officers on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee for authentication; and the Trustee shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

     Each Note shall be dated as of the date specified in the related Series Supplement.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee or by any Authenticating Agent for the Series of which it is a part by the manual signature of one of its authorized officers or employees, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     The form of the Trustee's certificate of authentication is as follows:

     This is one of the Notes referred to in the within-mentioned Indenture.



                                   ---------------------------------------
                                                        as Trustee

                                   By
                                     -------------------------------------
                                           Authorized Signatory


     SECTION 2.04   TEMPORARY NOTES.

     Pending the preparation of Definitive Notes (unless Book Entry Notes are issued), the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they may be so issued and with such variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

     If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.03(m), without charge to the Holder. Upon surrender or cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver and exchange therefor a like principal amount of Definitive Notes of the same Series and Class and of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes of the same Series and Class.

     SECTION 2.05   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

     (a) The Issuer shall cause to be kept at an office or agency to be maintained by the Issuer in accordance with Section 3.03(m) a register (the "Note Register"), in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar appointed by the Issuer, the Issuer shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Note Registrar. In the event that the Trustee is acting as Note Registrar and the Trustee resigns as Trustee with respect to one or more Series, the Trustee may resign as Note Registrar with respect to the Notes of such Series.

     Each Authenticating Agent for a Series, unless it is appointed Note Registrar for such Series, and the Trustee, for any Series for which it is not the Note Registrar, shall be a co-Note Registrar for such Series. The Issuer shall cause each co-Note Registrar for a Series to furnish the Note Registrar for such Series, promptly after each authentication of a Note by it, appropriate information with respect thereto for entry by the Note Registrar into the Note Register. If the Trustee shall at any time not be authorized to keep and maintain the Note Register, the Trustee shall have the right to inspect such Note Register at all reasonable times and to rely conclusively upon a certificate of the Person in charge of the Note Register as to the names and addresses of the Holders of the Notes and the principal amounts and numbers of such Notes as held. In the event that the Trustee is acting as Authenticating Agent and the Trustee resigns as Trustee with respect to one or more Series, the Trustee may resign as Authenticating Agent with respect to the Notes of such Series.

     (b) Subject to any restrictions set forth in the related Series Supplement, upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.03(m) and subject to the conditions set forth in Section 2.06, the Issuer shall execute, and the Trustee or its Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, and of a like aggregate principal amount, Series, Class and Stated Maturity.

     (c) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, of the same Series and Class, and of like aggregate principal amount and Stated Maturity, upon surrender of the Notes to be exchanged at the office or agency of the Issuer to be maintained as provided in Section 3.03(m). Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee or its agent shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

     (d) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits hereunder, as the Notes surrendered upon such registration of such transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other then exchanges pursuant to Section 2.04 or 9.05 not involving any registration of transfer.

     In the case of a Class of Book Entry Notes, the provisions of this Section
2.05 may be supplemented by provisions in the related Series Supplement and by applicable rules established by the Clearing Agency for such Notes providing for transfer of registration of Book Entry Notes on the books of the Clearing Agency.

     SECTION 2.06   RESTRICTIONS ON TRANSFER.

     The Notes of each Series shall be subject to the restrictions on transfer, if any, set forth in the related Series Supplement.

     SECTION 2.07   MUTILATED, DESTROYED, LOST OR STOLEN NOTES.

     If (i) any mutilated Note is surrendered to the Note Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee, the Issuer, and the
Note Insurer such security or indemnity as may be required by the Trustee, the Issuer, and the Note Insurer to save the Issuer, the Trustee and the Note Insurer or any agent of any of them harmless, then, in the absence of notice to the Issuer or the Note Registrar that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and, upon the Issuer's request, the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of the same tenor, Series, Class, initial principal balance, and Stated Maturity, bearing a number not contemporaneously outstanding. If after the delivery of such new Note, a bona fide purchaser of the original Note in lieu of which such new Note was issued presents for payments such original Note, the Note Insurer, the Issuer and the Trustee shall be entitled to recover such new Note from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Note Insurer, the Issuer or the Trustee or any agent of any of them in connection therewith. If any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Note, the Paying Agent may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.04 or 9.05 not involving any registration of transfer. Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) connected therewith.

     Every new Note issued pursuant to this Section 2.07, in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits hereof equally and proportionately with any and all other Notes of the same Series duly issued hereunder.

     The provision of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.08 PAYMENT OF PRINCIPAL AND INTEREST; PRINCIPAL AND INTEREST RIGHTS PRESERVED.

     (a) Unless otherwise specified in the related Series Supplement, each Note of a Series shall bear interest on the Note Balance thereof, at the applicable
Note Interest Rate, and as provided in the related Series Supplement until the last day preceding the Final Payment Date for such Note. Interest on each Note of a Series that bears interest shall be due and payable in arrears on each related Payment Date, with each payment of interest calculated as described above on the Note Balance of such Note immediately following the preceding related Payment Date or on the applicable Closing Date, if there has not been any preceding related Payment Date. In making any such interest payment, if the interest calculation with respect to a Note shall result in a portion of such payment being less than $.01, then such payment shall be decreased to the nearest whole cent, and no subsequent adjustment shall be made in respect thereof. All payments made with respect to any Note shall be applied first to the interest then due and payable on such Note and then to the principal thereof.

     (b) The principal of each Note shall be payable in installments ending no later than the applicable Stated Maturity thereof unless such Note becomes due and payable on an earlier date by declaration of acceleration, call for redemption or otherwise. Except to the extent specified in the related Series Supplement for a Series, payments of principal on the Notes of each Series and Class shall be made pro rata among all Outstanding Notes of such Series and Class, without preference or priority of any kind. All reductions in the principal amount of a Note effected by payments of installments of principal made on any Payment Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

     (c) The principal of and interest on the Notes are payable by check mailed by first-class mail to the Person whose name appears as the Holder of such Note on the Note Register on the applicable Record Date or Redemption Record Date at the address of such Person as it appears on the Note Register or, in the case of a Holder holding Notes of a particular Series and Class with aggregate initial Note Balances of not less than $1,000,000, by wire transfer in immediately available funds to the account specified in writing to the Trustee by such Person at least five Business Days prior to the Record Date for the Payment Date on which wire transfers will commence, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Except as set forth in the final sentence of this
Section 2.08(c), all payments on the Notes shall be paid without any requirement of presentment. The Issuer shall notify the Person in whose name a Note is registered at the close of business on the Record Date next preceding the Payment Date on which the Issuer expects that such final installment will be paid on such Payment Date. Such notice shall be mailed no later than the tenth day prior to such Payment Date and shall specify the place where such Note may be surrendered. Funds representing any such checks returned undeliverable shall be held in accordance with Section 3.05. Except as otherwise provided in the related Series Supplement, each Noteholder shall surrender its Note to the New York Agent prior to payment of the final installment of principal of such Note.

     (d) Whenever the Issuer expects that the entire remaining unpaid principal amount of any Notes of a Series will become due and payable on the next Payment Date, unless specified otherwise in the related Series Supplement, it shall mail or cause to be mailed, no later than five days prior to such Payment Date, to each Person in whose name a Note to be so retired is registered at the applicable Record Date, a notice to the effect that:

          (i) the Issuer expects that funds sufficient to pay such final installment will be available in the Collection Account on such Payment Date, and

         (ii) if such funds are available, (A) such final installment will be payable on such Payment Date, but (unless otherwise specified in the related Series Supplement) only upon presentation and surrender of such Note at the office or agency of the Issuer maintained for such purpose pursuant to Section 3.03(m) (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Note after such Payment Date.

Notices in connection with redemptions or special redemptions of Notes shall contain the information set forth in, and be mailed in accordance with, Section 10.03.

     (e) With respect to each Series, as provided in the related Series Supplement, the Trustee shall prepare and deliver to the Issuer and the Note Insurer a statement (each, a "Monthly Period Statement") with respect to each Monthly Period setting forth the information, or in the form, specified in such Series Supplement.

     (f) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Notes, if the Notes have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled, then payments of principal of and interest on such Notes shall be made in accordance with Section 5.08.

     (g) Notwithstanding anything else to the contrary contained herein, the obligation of the Issuer to pay the principal of and interest on the Notes of each Series is not a general obligation of the Issuer, but is limited solely to the assets of the related Trust Estate and, with respect to each Class of such Series that is subject to the coverage provided by the related Note Insurance Policy, the related Note Insurance Policy.

     SECTION 2.09   PERSONS DEEMED OWNER.

     Prior to due presentment for registration of transfer of any Note, the Issuer, the Note Insurer, the Trustee, any Paying Agent and any agent of the Issuer, the Note Insurer or the Trustee shall treat the Person in whose name any
Note is registered as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the
Note Insurer, the Trustee, any Paying Agent, or any agent of the Issuer, the
Note Insurer or the Trustee shall be affected by notice to the contrary.

     SECTION 2.10   CANCELLATION.

     All Notes surrendered to the Trustee for or after payment, registration of transfer, or exchange (including Notes surrendered to any Person other than Trustee which shall be delivered to the Trustee) shall be promptly canceled by the Trustee. No Note shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted hereby. All canceled Notes held by the Trustee shall be disposed of by the Trustee as is customary with its standard practice.

     SECTION 2.11   TAX TREATMENT.

     The Issuer has structured this Indenture and the Notes with the intention that the Notes will qualify under applicable tax law as indebtedness of the Issuer, and the Issuer, JAC, the Servicer and each Noteholder, by acceptance of its Note(s), agrees to treat its Note(s) as debt for all purposes.

     SECTION 2.12   CONDITIONS TO ISSUANCE OF NOTES.

     Notes of any one or more Series may from time to time be executed by the Issuer and delivered to the Trustee for authentication, and thereupon, the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following with respect to each Series being issued:

     (a) evidence of the delivery of the Contract Files for the related Initial Contracts to the Custodian (which may consist of an Officer's Certificate of JAC);

     (b) a Board Resolution of each of the Issuer, the Servicer (if other than JAC) and JAC authorizing, as applicable, the execution, delivery and performance of the Transaction Documents for such Series and the transactions contemplated hereby and by the other Transaction Documents for such Series, certified by the Secretary or an Assistant Secretary of the Issuer, the Servicer or JAC, as applicable;

     (c) a copy of an officially certified document, dated not more than 30 days prior to the Closing Date for such Series, evidencing the good standing of each of the Issuer, the Servicer (if other than JAC) and JAC in their respective States of incorporation or organization;

     (d) copies of the Certificate of Incorporation or Declaration of Trust, as applicable, and By-Laws of each of the Issuer, the Servicer (if other than JAC) and JAC, certified by the Secretary or an Assistant Secretary of the Issuer, the Servicer and JAC, as applicable; provided, however, that if any such document previously delivered to the Trustee with respect to another Series has not changed since the most recent such delivery the applicable Secretary or Assistant Secretary may instead certify to the Trustee such fact;

     (e) (i) evidence of filing with the Secretary of State of the State (and with the relevant county, if required by the applicable state law) where JAC's chief executive office is located of UCC-1 financing statements, describing the assets contributed by JAC to the Issuer pursuant to the related Contribution and Servicing Agreement, executed by JAC, as debtor, and naming the Issuer as secured party as required in the Contribution and Servicing Agreement and (ii) evidence of filing with the Secretary of State of the State (and with the relevant county, if required by applicable state law) where the Issuer's chief executive office is located of UCC-1 financing statements, describing the assets included in the related Trust Estate as collateral, executed by the Issuer, as debtor, and naming the Trustee, as secured party;

     (f) a certificate listing the Servicing Officers of the Servicer as of the related Closing Date;

     (g) an executed copy of a Series Supplement for such Series and an executed copy of a Contribution and Servicing Agreement for such Series;

     (h)  the Note Insurance Policy for such Series;

     (i) evidence of the deposit by the Issuer of any applicable deposits into the Reserve Fund, if any, the Capitalized Interest Account, if any, and the Expense Fund, if any, for such Series;

     (j) evidence of the deposit by JAC into the Collection Account for such Series of any amounts required to be deposited in the Collection Account by JAC on the related Closing Date pursuant to the related Contribution and Servicing Agreement;

     (k) evidence of the deposit by the Issuer of any applicable deposits into the Pre-Funding Account for such Series;

     (l) an Opinion of Counsel to the effect that the Notes of such Series will be characterized as debt and that the issuance of such Series will not adversely affect the characterization of the Notes of any Outstanding Series as debt;

     (m) Opinions of Counsel addressed to the Trustee, the Note Insurer, and each Rating Agency with respect to such Series, complying with the requirements of Section 11.01, and, except to the extent provided otherwise in the related Series Supplement or in the second to last paragraph of this Section 2.12, to the effect that:

          (i) all instruments furnished to the Trustee in connection with such Notes conform to the requirements of this Indenture and constitute all the documents required to be delivered hereunder for the Trustee to authenticate and deliver the Notes then applied for;

         (ii) all conditions precedent provided for in this Indenture relating to the authentication and delivery of such Notes have been complied with;

        (iii) the Issuer has the power to execute and deliver the related Series Supplement (and, in the case of the first Series to be authenticated and delivered hereunder, this Indenture), and to issue such Notes and has duly taken all necessary action for those purposes;

         (iv) assuming due execution and delivery thereof by the Trustee, this Indenture and the related Series Supplement, as executed and delivered by the Issuer, are the valid, legal, and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, reorganization, insolvency, arrangement, moratorium, fraudulent or preferential conveyance, and other similar laws of general application affecting the enforcement of creditors' rights generally and to general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law); and the execution of such Series Supplement is authorized or permitted by Section 9.01;

          (v) the Notes then applied for, when issued, delivered, authenticated, and paid for, will be the valid, legal, and binding non-recourse obligations of the Issuer, entitled to the benefits of this Indenture and the related Series Supplement, equally and ratably with all other Notes of such Series, except to the extent specified otherwise in the related Series Supplement, if any, and enforceable against the Issuer in accordance with their terms, subject to bankruptcy, reorganization, insolvency, arrangement, moratorium, fraudulent or preferential conveyance, and other similar laws of general application affecting the enforcement of creditors' rights generally and to general principles of equity (regardless whether such enforceability is considered in a proceeding in equity or at law);

          (vi) the Issuer has the power and authority to Grant the Trust
Estate as it exists on the Closing Date for such Series to the Trustee as security for the Notes of such Series and has duly authorized such Grant to the Trustee by all necessary action;

         (vii) this Indenture, together with the Series Supplement, creates in favor of the Trustee a security interest in all of the Issuer's right, title and interest in and to the Trust Estate as it exists on the Closing Date;

        (viii) such action has been taken with respect to delivery of possession of the related Trust Estate as it exists on the Closing Date and with respect to the recording and filing of this Indenture, the related Series Supplement, any other indentures supplemental hereto, and any other requisite documents and with respect to the execution and filing of any financing statements as is necessary to make effective and to perfect a first priority lien and security interest created by this Indenture and such Series Supplement in such Trust Estate as it exists on the Closing Date, with either the details of such action being recited therein, or the absence of any such action being necessary to make such lien and security interest effective and perfected being stated therein;

         (ix) the Issuer is not required to register as an "investment company" under the Investment Company Act, as such term is defined thereunder, and the Issuer is not under the "control" of an "investment company," as such terms are defined in the Investment Company Act;

          (x) subject to certain assumptions regarding compliance by the Issuer and the applicable Placement Agent with certain covenants, and regarding compliance with certain provisions of this Indenture, the initial offers and sales of the Notes of such Series by such Placement Agent to the initial purchasers thereof is exempt from the registration requirements of the Securities Act;

         (xi) this Indenture is not required to be qualified under the Trust Indenture Act of 1939, as in effect as of the date such Opinion of Counsel is delivered; and

        (xii) no authorization, approval, or consent of any governmental body having jurisdiction in the premises which has not been obtained by the Issuer is required for the valid issuance and delivery of the Notes of such Series.

     (n) an Officers' Certificate of the Issuer complying with the requirements of Section 11.01 and stating that:

          (i) the Issuer is not in Default under this Indenture and the issuance of the Notes applied for will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Issuer's declaration of trust or by-laws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject;

         (ii) all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with;

        (iii) the Issuer is the owner of each related Initial Contract, has not assigned any interest or participation in any such Initial Contract (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Initial Contract to the Trustee pursuant to this Indenture and the related Series Supplement;

         (iv) the Issuer has Granted to the Trustee all of its right, title, and interest in each such Initial Contract pursuant to this Indenture and the related Series Supplement; and

          (v) attached thereto are true and correct copies of letters signed by each Rating Agency with respect to such Series confirming that the Notes of such Series have been assigned the rating(s) required by the related Series Supplement; and

     (o) such other documents, if any, as the Trustee or the Note Insurer may reasonably require.

     The Opinion of Counsel described above with respect to Series may differ from the Opinion of Counsel described in Section 2.12(m) so long as the Opinion of Counsel so delivered is acceptable to each related Rating Agency, the Note Insurer, and the Trustee which shall be conclusively evidenced by the delivery on the Closing Date of each such Rating Agency's rating letter, by delivery on the Closing Date of the related Note Insurance Policy, and by the Trustee's authentication and delivery of the Notes of such Series, respectively.

Upon satisfaction of the above conditions, the Trustee shall execute the Series Supplement and issue and deliver to or upon the order of the Issuer the applicable Notes. Nothing herein shall obligate the Note Insurer to issue any
Note Insurance Policy; rather, such obligation shall arise only under a written commitment issued by the Note Insurer to issue a Note Insurance Policy.

     SECTION 2.13   SECURITY FOR NOTES.

     (a) The Issuer shall file, and shall cause JAC to file, UCC-1 financing statements as described in Section 2.12(e).

     (b) At least 10 days prior to the date the Issuer makes any change in its name, identity, corporate structure, or location of its chief executive office, the Issuer shall give the Servicer, the Trustee, and the Note Insurer written notice thereof if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing statement or continuation statement or of any new financing statement to preserve, protect, and perfect the Trustee's and the Note Insurer's respective interests in each Trust Estate.

     (c) During the term of this Indenture, the Issuer shall maintain its chief executive office in the United States of America.

     SECTION 2.14   PURCHASE AND RELEASE OF CONTRACTS.

     (a) The Issuer shall enforce all obligations, if any, of JAC and the Servicer to purchase Contracts with respect to a Series for breaches of representations, warranties, and covenants pursuant to the related Contribution and Servicing Agreement. If the Issuer fails to enforce the purchase obligations of JAC or the Servicer under such Contribution and Servicing Agreement, the Trustee and the Note Insurer are hereby irrevocably appointed attorneys-in-fact (such appointment being coupled with an interest) to act on behalf of and in the name of the Issuer to enforce such obligations.

     (b) With respect to any Defaulted Contract, Delinquent Contract or Contract subject to re-liening after the occurrence of a Re-Liening Trigger securing a Series, the Issuer, upon five

Business Days notice, shall be entitled (but shall not be required) to obtain the release of such Contract from the applicable Trust Estate by payment into the related Collection Account of the related Purchase Price; provided, however, that (i) the aggregate of the Principal Balances of such Contracts with respect to any Series that may be so released pursuant to this sentence shall not exceed the amount specified in the related Series Supplement and (ii) any such release shall be subject to the satisfaction of any additional conditions precedent to such release that are specified in the related Series Supplement.

     SECTION 2.15   RELEASES.

     (a) The Issuer shall be entitled to obtain a release from the Lien of this Indenture for any Contract and the related Financed Vehicle at any time (i) after a payment by JAC or the Servicer, pursuant to the related Contribution and Servicing Agreement, or by the Issuer pursuant to Section 2.14(b), of the Purchase Price with respect to such Contract, (ii) after liquidation of the Contract in accordance with the applicable Contribution and Servicing Agreement and the deposit of all Recoveries thereon in the Collection Account, or (iii) upon the termination of a Contract (due to among other causes, payment in full of the Contract and sale or other disposition of the related Financed Vehicle), if the Issuer delivers to the Trustee and the Note Insurer an Officer's Certificate of the Issuer requesting such release and (A) identifying the Contract and Financed Vehicle to be released, (B) requesting the release thereof, (C) setting forth the amount deposited in the related Collection Account with respect thereto, and (D) certifying that the amount deposited in the related Collection Account (x) equals the Purchase Price with respect to such Contract, in the event a Contract and the related Financed Vehicle are being released from the lien of this Indenture pursuant to clause (i) above or
(y) equals the entire amount of Recoveries expected to be received with respect to such Contract and related Financed Vehicle in the event of a release from the Lien of this Indenture pursuant to clause (ii) or (iii) above. Notwithstanding the foregoing, all Recoveries with respect to Contracts referred to in clauses
(ii) and (iii) above shall remain subject to the Lien of this Indenture. Also, notwithstanding the foregoing, the related Custodian shall release Contract Files from time to time in accordance with the related Custodian Agreement, it being understood that the release of such Contract Files to the Servicer in connection with the liquidation of a Contract shall precede the deposit of Recoveries into the Collection Account.

     (b) Upon satisfaction of the conditions specified in subsection (a) hereof, the Trustee shall release from the lien of this Indenture with respect to such Contract, and upon satisfaction of the conditions specified in the related Custodian Agreement, the Custodian shall deliver to or upon the order of the Issuer the related Contract File and all interests in the Financed Vehicle as described in the applicable Officer's Certificate.

     SECTION 2.16   TRUST ESTATE.

     The Trustee may, and when required by the provisions hereof shall, execute instruments to release property from the lien of this Indenture, or convey the Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions hereof. No party relying upon an instrument executed by the Trustee as provided in this Article II shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

     SECTION 2.17   BOOK ENTRY NOTES.

     Unless provided otherwise in the related Series Supplement, Notes of any Class of any Series, may, if specified in the related Series Supplement, be issued initially as one or more single certificates in the name of a Clearing Agency maintaining book entry records with respect to ownership and transfer of such Notes, or its nominee, or a custodian bank of such Clearing Agency, or its nominee, and registration of such Notes may not be transferred by the Trustee or Note Registrar except under the conditions, if any, described in the related Series Supplement. In such case, the Trustee shall deal with the Clearing Agency and Clearing Agency Participants as representatives of the Beneficial Owners of such Notes for purposes of exercising the rights of Noteholders hereunder, as provided in the related Series Supplement. Requests and directions from, and votes of, such representatives shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners.

     SECTION 2.18   TERMINATION OF BOOK ENTRY SYSTEM.

     (a) Except as otherwise provided in the related Series Supplement, the book entry system through the Clearing Agency with respect to any Book Entry Notes may be terminated upon the happening of any of the following:

          (i) The Clearing Agency or the Issuer advises the Trustee that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the applicable Clearing Agency Agreement and the Issuer is unable to locate a qualified successor clearing agency satisfactory to the Trustee and the Issuer;

         (ii) The Issuer, in its sole discretion but with the consent of the Trustee, elects to terminate the book entry system by notice to the Clearing Agency and the Trustee; or

        (iii) After the occurrence of an Event of Default with respect to such Series (at which time the Trustee shall use all reasonable efforts to promptly notify each Beneficial Owner through the Clearing Agency of such Event of Default when such notice shall be given pursuant to Section 6.02), the Beneficial Owners of a majority in Note Balance of the Book Entry Notes advise the Trustee in writing, through the related Clearing Agency Participants and the Clearing Agency, that the continuation of a book entry system through the Clearing Agency to the exclusion of any Definitive Note certificates being issued to any person other than the Clearing Agency or its nominee is no longer in the best interests of the Beneficial Owners.

     (b) Upon the occurrence of any event described in subsection (a) above, the Trustee shall use all reasonable efforts to notify all Beneficial Owners with respect to such Series, through the Clearing Agency, of the occurrence of such event and of the availability of Definitive Note certificates to Beneficial Owners requesting the same, in a Note Balance representing the interest of each, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest and previous calls for redemption or special redemption. Definitive Note certificates shall be issued only upon surrender to the Trustee of the Note by the Clearing Agency, accompanied by registration instructions for the Definitive Note certificates. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon issuance of the Definitive Note certificates, all references herein and in the Series Supplement to obligations imposed upon or to be performed by the Clearing Agency shall cease to be applicable, and the provisions relating to Definitive Notes shall be applicable.

                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 3.01  PAYMENT OF NOTES.

     The Issuer will pay or cause to be duly and punctually paid the principal of, and interest on, the Notes of each Series in accordance with the terms of such Notes and this Indenture. The Notes of each Series shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the related Trust Estate as provided in this Indenture and the related Series Supplement and the Issuer shall not otherwise be liable for payments on the Notes. No person shall be personally liable for any amounts payable under the Notes. If any other provision of this Indenture conflicts or is deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

     SECTION 3.02  REPRESENTATIONS AND WARRANTIES.

     The Issuer hereby makes the following representations and warranties for the benefit of the Trustee, the Note Insurer and the Noteholders of each Series on which the Trustee relies in accepting the Trust Estate for such Series in trust and in authenticating the Notes of such Series. Such representations and warranties are made as of the Closing Date for the applicable Series and shall survive the Grant of the related Trust Estate to the Trustee.

     (a)  Organization and Good Standing.  The Issuer is a business trust
          ------------------------------
duly organized, validly existing and in good standing under the law of the State of Delaware and each other State where the nature of its business requires it to qualify, except to the extent that the failure to so qualify would not in the aggregate materially and adversely affect the ability of the Issuer to perform its obligations under the related Transaction Documents.

     (b)  Authorization.  The Issuer has the power, authority and legal
          -------------
right to execute, deliver and perform under the terms of the related Transaction Documents and the execution, delivery and performance of such Transaction Documents have been duly authorized by the Issuer by all necessary action.

     (c)  Binding Obligation.  Each of (i) this Indenture and the related
          ------------------
Series Supplement, assuming due authorization, execution and delivery thereof by the Trustee, (ii) the related Insurance Agreement, assuming due authorization, execution and delivery thereof by the Note Insurer, the Issuer, JAC, the Servicer, the Backup Servicer, if any, and the Trustee, and (iii) the Contribution and Servicing Agreement, assuming due authorization, execution and delivery thereof by JAC, the Servicer, the Issuer, the Trustee, and the Backup Servicer, if any, constitutes a legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms except that
(A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity.

     (d)  No Violation.  The consummation of the transactions contemplated
          ------------
by the related Transaction Documents will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the organizational documents or bylaws of the Issuer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or in the creation or imposition of any Lien upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, other than any Lien created or imposed pursuant to the terms of such Transaction Documents, or violate any law or any material order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties.

     (e)  No Proceedings.  There are no Proceedings or investigations to
          --------------
which the Issuer, or any of the Issuer's Affiliates, is a party pending, or, to the knowledge of Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of the related Transaction Documents, (B) seeking to prevent the issuance of any of the Notes of such Series or the consummation of any of the transactions contemplated by such Transaction Documents or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, such Transaction Documents.

     (f)  Approvals.  All approvals, authorizations, consents, orders or
          ---------
other actions of any Person, or of any court, governmental agency or body or official, required in connection with the execution and delivery of the related Transaction Documents and with the valid and proper authorization, issuance and sale of the Notes of such Series pursuant hereto (except approvals of State securities officials under the "Blue Sky" laws), have been or will be taken or obtained on or prior to the related Closing Date.

     (g)  Place of Business.  The Issuer's principal place of business and
          -----------------
chief executive office are located at Two Galleria Tower, 13455 Noel Road, Suite 1800, Dallas, Texas 75240.

     (h)  Transfer and Assignment.  Upon the delivery to the Custodian of
          -----------------------
the related Contracts, the related Title Documents and the related applications for Title Documents, the Trustee for the benefit of the Noteholders and the Note Insurer shall have a first priority perfected security interest in such assets and in the proceeds thereof, except for Liens permitted under Section 3.03(a) and limited with respect to proceeds to the extent set forth in Section 9-306 of the UCC as in effect in the applicable jurisdiction. All filings (including, without limitation, UCC filings) and other actions as are necessary in any jurisdiction to perfect the ownership, security interest, or other interest of the Trustee in the related Trust Estate, including delivery of the Contracts and the related Title Documents to the applicable Custodian, and the payment of any fees, have been made.

     (i)  Parent of the Issuer.  JAC is the registered owner of all of the
          --------------------
issued and outstanding shares of beneficial interest of the Issuer, all of which has been validly issued, is fully paid and nonassessable and as of the related Closing Date.

     (j)  Contribution and Servicing Agreement.  As of the Initial Closing
          ------------------------------------
Date and each subsequent Closing Date the Issuer has entered into a Contribution and Servicing Agreement with JAC, the Servicer, the Backup Servicer, if any, and the Trustee with respect to the applicable Series relating to the Issuer's acquisition of the related Contracts and certain other assets to be included in the related Trust Estate, and the representations and warranties made by JAC relating to the related Contracts, and such assets have been validly assigned to and are for the benefit of the Issuer, the Trustee, the Note Insurer and the applicable Noteholders and such representations and warranties are true and correct in all material respects except that the Contracts are free and clear of any encumbrance, lien, or right of others and are no longer subject to the Warehouse Lien.

     (k)  Bulk Transfer Laws.  The transfer, assignment and conveyance of
          ------------------
the Contracts and security interest in the Financed Vehicles by JAC to the Issuer pursuant to the related Contribution and Servicing Agreement or by the Issuer pursuant to this Indenture is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

     (l)  Not an Investment Company.  The Issuer is not an "investment
          -------------------------
company" as such term is defined in the Investment Company Act of 1940, as amended.

     (m)  Title to Trust Estate.  Immediately prior to the Grant thereof to
          ---------------------
the Trustee, the Issuer will have good and marketable title to the Trust Estate so Granted, free and clear of any encumbrances, liens, or rights of others.

     SECTION 3.03 COVENANTS. The Issuer hereby makes the following covenants for the benefit of the Trustee, the Note Insurer and the Noteholders of each affected Series, on which the Trustee relies in accepting the Trust Estate for each Series in trust and in authenticating the Notes. Such covenants are made as of the Initial Closing Date, but shall survive the Grant of the Trust Estate to the Trustee.

     (a)  No Liens.  Except for the conveyances and grant of security
          --------
interests hereunder, the Issuer will not sell, pledge, assign, or transfer to any other Person, or Grant, create, incur, assume, or suffer to exist any Lien on any Trust Estate now existing or hereafter created, or any interest therein prior to the termination of this Indenture with respect to such Series pursuant to Section 4.01; and the Issuer shall defend the right, title and interest of the Trustee in, to and under the Trust Estate now existing or hereafter created, against all claims of third parties claiming through or under the Issuer; provided, however, that nothing in this Section 3.03(a) shall prevent or be
- --------  -------
deemed to prohibit the Issuer from suffering to exist upon any Financed Vehicle which has been repossessed any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Issuer or related Obligor shall currently be contesting the validity thereof in good faith by appropriate proceedings and the Issuer shall have set aside on its books adequate reserves with respect thereto.

     (b)  Delivery of Collections.  The Issuer agrees to hold in trust and
          -----------------------
promptly pay to the Servicer all amounts received by the Issuer in respect of each Trust Estate (other than amounts distributed to or for the benefit of the Issuer pursuant to Article VIII).

     (c)  No Action to Impair Trustee's Interest.  The Issuer will take no
          --------------------------------------
action to impair the rights of the Trustee (for the benefit of the affected Noteholders and the Note Insurer) in the Contracts, the Financed Vehicles and any other part of each Trust Estate, except to the extent permitted by this Indenture or as required by law.

     (d)  Compliance with Law.  The Issuer will comply, in all material
          -------------------
respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Contracts or any part thereof; provided, however, that the Issuer may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Trustee (for the benefit of the affected Noteholders and the Note Insurer) in the Contracts and the Financed Vehicles. The Issuer will comply, in all material respects, with all requirements of law applicable to the Issuer.

     (e)  Preservation of Security Interest.  The Issuer shall execute and
          ---------------------------------
file such continuation statements and any other documents which may be required by law to fully preserve and protect the interest of the Trustee (for the benefit of the affected Noteholders and the Note Insurer) in the Trust Estate.

     (f)  Maintenance of Office, etc.  The Issuer will not, without
          ---------------------------
providing 30 days prior written notice to the Trustee and the Note Insurer and without filing such amendments to any previously filed financing statements as the Trustee or each Note Insurer may require or as may be required in order to maintain the Trustee's perfected security interest in each Trust Estate, (a) change the location of its principal executive office, or (b) change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed by the Issuer in accordance with the applicable Contribution and Servicing Agreements or this Indenture seriously misleading within the meaning of Article 9-402(7) of any applicable enactment of the UCC.

     (g)  Further Assurances.  The Issuer will make, execute or endorse,
          ------------------
acknowledge, and file or deliver to the Trustee from time to time such schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to each Trust Estate, as the Trustee may request and reasonably require.

     (h)  Notice of Liens.  The Issuer shall notify the Trustee and the
          ---------------
Note Insurer promptly after becoming aware of any Lien on any Trust Estate, except for any Liens on a Financed Vehicle which has been repossessed for municipal or other local taxes if such taxes shall not at the time be due or payable without penalty or if the Issuer or related Obligor shall currently be contesting the validity thereof in good faith by appropriate proceedings and the Issuer shall have set aside on its books adequate reserves with respect thereto.

     (i)  Activities of the Issuer.  The Issuer (a) shall engage in only
          ------------------------
the activities permitted under its Declaration of Trust, as it may be amended pursuant to the terms thereof, and shall incur no debt other than trade payables and expense accruals in connection with its operation in the normal course of business; (b) will (1) maintain its books and records separate from the books and records of any other entity, (2) maintain separate bank accounts and no funds of the Issuer shall be commingled with funds of any other entity, (3) keep in full force and effect its existence, rights and franchises as a business trust under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign business trust in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture; and (c) will not (1) dissolve or liquidate in whole or in part, (2) own any subsidiary or lend or advance any moneys to, or make an investment in, any Person, (3) make any capital expenditures, (4) (A) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangements, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (C) make a general assignment for the benefit of creditors, or (D) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing, (5) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of, or own or purchase any stock, obligations or securities of or any other interest in, or make any capital contribution to, any other Person, (6) engage in any other action that bears on whether the separate legal identity of the Issuer will be respected, including without limitation (A) holding itself out as being liable for the debts of any other party or (B) acting other than in its corporate name and through its duly authorized officers or agents, or (7) create, incur, assume, or in any manner become liable in respect of any indebtedness other than trade payables and expense accruals incurred in the ordinary course of business and which are incidental to its business purpose; provided, however, that the Issuer may take any action prohibited by this clause (7) if (x) the Issuer shall cause, prior to the taking of such action, an Opinion of Counsel experienced in federal bankruptcy matters, in substance satisfactory to the Trustee, the Note Insurer and each Rating Agency that has issued a rating with respect to the Notes, to be delivered to the Trustee, the Note Insurer and the applicable Rating Agencies, (y) each applicable Rating Agency shall indicate in writing that the taking of such action will not affect the then current rating of any Series, and (z) the Note Insurer shall have given its prior written consent thereto. The Issuer shall not amend any article in its Declaration of Trust that deals with any matter discussed above without the prior written consent of the Note Insurer and the Controlling Party with respect to each Series (if other than the Note Insurer).

     (j)  Trustees.  The Issuer agrees that at all times, at least two of
          --------
its trustees shall be "Independent Trustees" as defined in the Declaration of Trust as in effect on the date hereof. The Issuer's Declaration of Trust shall at all times provide that, to the extent allowed by applicable law, such "Independent Trustees" shall, in voting on matters subject to the approval of the Board of Trustees of the Issuer at all times take into account the interests of creditors of the Issuer in addition to the interests of the Issuer and, to the extent permitted by applicable law, shall have a fiduciary duty to such creditors.

     (k)  Consolidated Return.  The Issuer and JAC are members of an
          -------------------
affiliated group within the meaning of section 1504 of the Code which will file a consolidated return for federal income tax purposes at all times until the termination of this Indenture.

     (l)  Taxable Income from the Contracts.  The Issuer shall treat the
          ---------------------------------
Notes issued by it as debt and shall treat the Contracts as owned by it for federal, state and local income tax purposes, and the affiliated group of which the Issuer is a member within the meaning of section 1504 of the Code shall treat the Notes issued by the Issuer as debt of the Issuer and shall treat the Contracts as owned by the Issuer for federal, state and local income tax purposes, and the Issuer and such affiliated group shall report and include in the computation of the Issuer's gross income for such tax purposes the income from the Contracts, and shall deduct the interest paid or accrued with respect to the Notes in accordance with its applicable method of accounting for such purposes.

     (m)  Maintenance of Office or Agency.  The Issuer will maintain an
          -------------------------------
office or agency within the United States of America where Notes may be presented or surrendered for or after payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Trustee as the Paying Agent and its Corporate Trust Office as the office for each of said purposes; provided, however, that the New York Agent with respect to a Series shall be the agency where the Notes of such Series must be surrendered for or after final payment. The Issuer will give 30 days prior written notice to the Trustee, the Note Insurer and the Noteholders of any change in the identity of the Paying Agent or the location of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

     (n)  Enforcement of Contribution and Servicing Agreements.  The Issuer
          ----------------------------------------------------
will take all actions necessary, and diligently pursue all remedies available to it, to the extent commercially reasonable, to enforce the obligations of the Servicer and JAC under the Contribution and Servicing Agreements and to secure its rights thereunder.

     (o)  Issuer May Consolidate, etc., Only on Certain Terms.  The Issuer
          ---------------------------------------------------
shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Note Insurer, and the Controlling Party with respect to each Series (if other than the Note Insurer), has each given its prior written consent thereto and:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger or which acquires by conveyance or transfer the properties and assets of the Issuer substantially as an entirety shall be a Person organized and existing as a limited purpose entity under the laws of the United States of America or any State thereof and shall have expressly assumed, by an indenture supplemental hereto, executed and delivered to the Trustee and the Note Insurer, in form and substance reasonably satisfactory to the Trustee and the Note Insurer, the obligation to make due and punctual payments of the principal of and interest on all of the Notes and to perform every covenant of this Indenture on the part of the Issuer to be performed or observed;

          (ii) the Issuer shall have caused the Trustee to have received a letter from the Rating Agencies to the effect that the rating issued with respect to the Notes is confirmed, notwithstanding the consummation of such merger, consolidation, transfer or conveyance together with the consent of each Note Insurer to such merger, consolidation transfer or conveyance;

          (iii) immediately after giving effect to such transaction, no Event of Default or Default shall have occurred and be continuing;

          (iv) the Issuer shall have delivered to the Trustee and the Note Insurer an Officer's Certificate of the Issuer and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer, and any amendment or supplement to this Indenture entered into in connection therewith comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with;

          (v) such consolidation, merger, conveyance or transfer shall be on such terms as shall fully preserve the lien and security of this Indenture, the perfection and priority thereof and the rights and powers of the Trustee, the Note Insurer and the Holders of the Notes hereunder; and

          (vi) the surviving Person shall be a "special purpose entity"; i.e., shall have an organizational charter substantially similar to the Declaration of Trust of the Issuer including specific limitations on the business purposes, and provisions for independent directors or trustees.

     (p)  Successor Substituted.  Upon any consolidation or merger, or any
          ---------------------
conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance with Section 3.02(o), the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer herein. In the event of any such conveyance or transfer, the Person named as the "Issuer" in the first paragraph hereof or any successor which shall theretofore have become such in the manner prescribed in this Article shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture and may be dissolved, wound-up and liquidated at any time thereafter.

     SECTION 3.04  OTHER MATTERS AS TO THE ISSUER.

     (a)  Limitation on Liability of Directors, Officers, or Employees of
          ---------------------------------------------------------------
the Issuer.  The trustees, officers, or employees of the Issuer shall not be
- ----------
under any liability to the Note Insurer, the Trustee, the Noteholders, JAC, any Servicer, any Backup Servicer or any other Person pursuant hereto or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issuance of the Notes of each Series.

     (b)  Noteholders May Not Institute Insolvency Proceedings.  Until the
          ----------------------------------------------------
date which is one year and one day after the last day on which any Note issued hereunder is Outstanding, each Noteholder covenants (by accepting its Notes) that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, moratorium, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Issuer.

     SECTION 3.05 PAYMENTS ON NOTES; PAYING AGENT; MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

     All payments of amounts due and payable with respect to any Notes which are to be made from amounts withdrawn from the related Collection Account pursuant to Section 8.02(c) or Section 5.08 shall be made on behalf of the Issuer by the Trustee or by a Paying Agent, and no amounts so withdrawn from a Collection Account for payments of Notes shall be paid over to the Issuer under any circumstances except as provided in this Section 3.05 or in Section 5.08.

     When the Issuer shall have a Paying Agent for a Series that is not also the Note Registrar for such Series, the Issuer shall furnish, or cause the Note Registrar for such Series to furnish, no later than the fifth calendar day after each Record Date for such Series, a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Holders of Notes of such Series and of the original Note Balance and Note numbers of the Notes of each Class of such Series held by each such Holder.

     Whenever the Issuer shall have a Paying Agent other than the Trustee, the Issuer will, on or before the Business Day next preceding each Payment Date for each Series, direct the Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Collection Account for such Series), such sum to be held in trust by such Paying Agent for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Trustee for application in accordance with Article VIII.

     Any Paying Agent shall be appointed by Issuer Order. The Issuer shall not appoint any Paying Agent (other than the Trustee) which is not, at the time of such appointment, a depository institution or trust company whose obligations would be Eligible Investments pursuant to clause (iii) of the definition of the term "Eligible Investments". In the event that the Trustee is acting as Paying Agent and the Trustee resigns as Trustee with respect to one or more Series, the Trustee may resign as Paying Agent with respect to the Notes of such Series.
The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

          (1) allocate all sums received for payment to the Holders of Notes of each Series and Class for which it is acting as Paying Agent on each related Payment Date among such Holders in the proportion specified in the applicable Servicer's Certificate, in each case to the extent permitted by applicable law;

          (2) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (3) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

          (4) if such Paying Agent is not the Trustee, give the Trustee notice of any Default or Event of Default by the Issuer (or any other obligor upon the Notes) in the making of any payment required to be made with respect to any Series for which it is acting as Paying Agent;

          (5) if such Paying Agent is not the Trustee, at any time during the continuance of any such Default or Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

          (6) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on any of the Notes, the Issuer shall have first provided the calculations pertaining thereto to the Trustee.

          The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent, if other than the Trustee, to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Except as provided by applicable law, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two and one-half years after such amount has become due and payable to the Holder of such Note (or, if earlier, three months prior to the date on which such amount would escheat to a governmental entity under applicable law) shall be discharged from such trust and paid to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the

Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered (if required) for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or any Paying Agent, at the last address of record for each such Holder).

     SECTION 3.06  MAINTENANCE OF TRUST ESTATE.

     The Trustee shall not (i) remove any portion of any Trust Estate in its physical possession from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.12(m), (ii) cause such assets to be commingled or merged with any assets not included in the Trust Estate, or (iii) cause or permit ownership or the pledge of any portion of the Trust Estate that consists of book-entry securities to be recorded on the books of a Person located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such date unless the Trustee shall have first received an Opinion of Counsel addressed to the Trustee and the Note Insurer to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions; provided that the Trustee shall not be responsible for the acts or omissions of the Custodian or any other Person in possession of the Trust Estate in accordance with the Transaction Documents.

     SECTION 3.07  ANNUAL STATEMENT AS TO COMPLIANCE.

     On or before 120 days after the end of the first fiscal year of the Issuer which ends more than three months after the Closing Date for a Series, and each fiscal year thereafter, the Issuer shall deliver to the Trustee and the
Note Insurer a brief statement with respect to such Series, signed by its principal executive officer, principal financial officer or principal accounting officer, that

          (1) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such officer's supervision; and

          (2) to the best of such officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such officer and the nature and status thereof. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

                                 ARTICLE IV

                           SATISFACTION AND DISCHARGE

     SECTION 4.01  SATISFACTION AND DISCHARGE OF INDENTURE.

     Whenever the following conditions shall have been satisfied with respect to a Series:

     (1) all Notes of such Series theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07, and (B) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.05) have been delivered to the Trustee for cancellation;

     (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to such Series and under the related Insurance Agreement; and

     (3) the Issuer has delivered to the Trustee and the Note Insurer an Officers' Certificate of the Issuer and an Opinion of Counsel each stating that all conditions precedent herein provided for the satisfaction and discharge of this Indenture with respect to such Series have been complied with;

then, upon Issuer Request, authorized by a Board Resolution, this Indenture and the related Series Supplement and the lien, rights and interests created hereby and thereby shall cease to be of further effect with respect to such Series, and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and the related Series Supplement with respect to such Series and shall pay, or assign or transfer and deliver, to or at the direction of the Issuer, all cash, securities and other property held by it as part of the Trust Estate or other assets for such Series remaining after satisfaction of the conditions specified in clauses (1) and (2) above.

          In the absence of an Issuer Request authorized by a Board Resolution, the payment of all Outstanding Notes of all Series shall not render this Indenture inoperative or prevent the Issuer from issuing additional Series from time to time thereafter as herein provided.

          Notwithstanding the satisfaction and discharge of this Indenture with respect to a Series, the obligations of the Issuer to the Trustee, the Backup Servicer, the Custodian, and the Note Insurer under Section 6.07, the obligations of the Trustee to the Issuer, the Note Insurer, and to the Holders of Notes of such Series and the Note Insurer under Section 3.05, the obligations of the Trustee to the Holders of Notes of such Series under Section 4.02, the provisions of Article II with respect to lost, stolen, destroyed or mutilated Notes of such Series, registration of transfers of Notes of such Series, and rights to receive payments of principal of and interest on the Notes of such Series, and the rights, privileges and immunities of the Trustee under Article VI shall survive.

     SECTION 4.02  APPLICATION OF TRUST MONEY.

     All money deposited with the Trustee pursuant to Sections 3.05 and
4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE V

                             DEFAULTS AND REMEDIES

     SECTION 5.01  EVENTS OF DEFAULT.

     "Event of Default" wherever used herein, means, with respect to a Series issued hereunder, except to the extent specified otherwise in the related Series Supplement for such Series, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

     (1) default in the payment of any interest upon any Note of such Series when the same becomes due and payable; or

     (2) default in the payment of any principal of any Note of such Series when the same becomes due and payable; or

     (3) default in the performance of any covenant of the Issuer, JAC, or the Servicer, or material breach of any representation or warranty of the Issuer, JAC, or the Servicer, in this Indenture with respect to such Series, the related Series Supplement, the related Insurance Agreement, or the related Contribution and Servicing Agreement (other than a covenant or warranty default in the performance of which or breach of which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 30 days after the Issuer, JAC, or the Servicer, as applicable, has actual knowledge thereof; or

     (4)  the occurrence of a Series Event of Default; or

     (5) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer under the United States Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization, liquidation or other similar law now or hereafter in effect or any arrangement with creditors or appointing a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) for the Issuer or for any substantial part of its property, or ordering the winding up or liquidation of the Issuer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (6) the institution by the Issuer of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the institution of bankruptcy or insolvency proceedings against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the United States Bankruptcy Code or any other applicable federal or State bankruptcy, insolvency, reorganization, liquidation, or other similar law now or hereafter in effect, or the consent by the Issuer to the filing of any such petition or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of the Issuer's property, or the making by the Issuer of any assignment for the benefit of creditors, or the admission by it in writing of its inability, or the failure by it generally, to pay its debts as they become due, or the taking of corporate action by the Issuer in furtherance of any such action.

     SECTION 5.02  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default with respect to any of the Notes of a Series at the time Outstanding occurs and is continuing, then, and in every such case, the Trustee shall, at the direction of the Controlling Party with respect to such Series, or if the Trustee is the Controlling Party with respect to such Series, the Trustee shall, at the direction of a Note Voting Amount with respect to such Series, declare the principal of all the Notes of such Series to be immediately due and payable, by notice given in writing to the Issuer (and to the Trustee if given by Noteholders); provided that, the Note Insurer shall not declare the Aggregate Note Balance of all of the Notes of such Series immediately due and payable unless the related Note Insurance Policy provides coverage for any shortfall in the payment of accelerated principal and any interest due on the Outstanding Notes of such Series that are covered by such Note Insurance Policy on the date established for redemption thereof pursuant to such acceleration, and upon any such declaration, such principal shall become immediately due and payable without any presentment, demand, protest or other notice of any kind (except such notices as shall be expressly required by the provisions hereof), all of which are hereby expressly waived.

     At any time after such a declaration of acceleration has been made, but before any Sale of the Trust Estate for such Series has been made or a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Controlling Party with respect to such Series, or if the Trustee is the Controlling Party with respect to such Series, a Note Voting Amount with respect to such Series, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences (except that in the case of a payment default on the Notes of such Series, if the Note Insurer is not the Controlling Party with respect to such Series, the consent of all Noteholders of such Series shall be required to rescind and annul such a declaration and its consequences) if:

          (1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue installments of interest on all Notes of such Series,

               (B) the principal of any Notes of such Series which has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Notes from the time such principal first became due until the date when paid, and

               (C) all sums paid or advanced, together with interest thereon, by the Trustee, or any Noteholder hereunder or by the Note Insurer under the Insurance Agreement or any Note Insurance Policy, and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Note Insurer and the Noteholders, their agents and counsel incurred in connection with the enforcement hereof to the date of such payment or deposit, and all unpaid Trustee's fees and expenses;

     and

          (2) all Events of Default, other than the nonpayment of the principal on any of the Notes of such Series which has become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 5.15.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 5.03   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE.

     Subject to the provisions of Section 3.01 and the second and third sentence of the following paragraph, the Issuer covenants that if an Event of Default with respect to a Series shall occur and be continuing and any of the Notes of such Series have been declared due and payable and such declaration has not been rescinded and annulled, the Issuer will, upon demand of the Trustee and (if the Trustee is not the Controlling Party with respect to such Series) at the direction of the Controlling Party with respect to such Series, pay to the Trustee, for the benefit of the Holders of the Notes of such Series and the Note Insurer, the whole amount then due and payable on the Notes of such Series for principal and interest, with interest upon the overdue principal at the rate borne by the Notes of such Series and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and the Note Insurer, and their respective agents and counsel.

     Subject to the following two sentences, if the Issuer fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust shall, at the direction of the Controlling Party with respect to the applicable Series, and if the Trustee is the Controlling Party with respect to such Series, the Trustee may, institute Proceedings for the collection of the sums so due and unpaid, and prosecute such Proceeding to judgment or final decree, and enforce the same against the Issuer and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, wherever situated. Notwithstanding any provision to the contrary herein, any proceedings brought by the Trustee on behalf of the Noteholders or any Noteholder against the Issuer shall be limited to the preservation, enforcement and foreclosure of the liens, assignments, rights and security interests under the Indenture and no attachment, execution or other unit or process shall be sought, issued or levied upon any assets, properties or funds of the Issuer, other than the Trust Estate relative to the Series in respect of which such Event of Default has occurred. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture, by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness represented by the Notes may be sought or obtained by the Trustee or any Noteholder against the Issuer.

     Subject to the provisions of Section 3.01 and the preceding two sentences, if an Event of Default occurs and is continuing, the Trustee shall, at the direction of the Controlling Party with respect to the applicable Series, and if the Trustee is the Controlling Party with respect to such Series the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Note Insurer by such appropriate Proceedings as the Trustee, at the direction of the applicable Controlling Party, or if the Trustee is the Controlling Party with respect to such Series, at its discretion shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 5.04   REMEDIES.

     If an Event of Default shall have occurred and be continuing with respect to a Series, the Trustee shall, at the direction of the Controlling Party, and if the Trustee is the Controlling Party with respect to such Series, the Trustee may:

     (a) institute Proceedings for the collection of all amounts then due and payable on the Notes of such Series, or under this Indenture in respect to such Series, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer the monies adjudged due (subject to Section 3.01 and Section 5.03);

     (b) in accordance with Section 5.18, take possession of and sell the Trust Estate securing the Notes of such Series or any portion thereof or rights or interest therein, at one or more Sales called and conducted in any manner permitted by law;

     (c) institute any Proceedings from time to time for the complete or partial foreclosure of the lien created by this Indenture with respect to the related Trust Estate;

     (d) during the continuance of a default under a Contract, exercise any of the rights of the lender under such Contract;

     (e) exercise any remedies of a secured party under the Uniform Commercial Code or any applicable law and take any other appropriate action to protect and enforce the rights and remedies of the Trustee, the Note Insurer or the Holders of the Notes of such Series hereunder; and

     (f)  exercise any other remedy allowed by law or in equity;

provided, however, that without the direction of the applicable Controlling Party, or if the Note Insurer is not the Controlling Party with respect to such Series, the consent of all the Holders of Outstanding Notes of such Series, the Trustee may not sell or otherwise liquidate any portion of the related Trust Estate unless the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full the amounts then due and unpaid upon the Notes of such Series for principal and interest together with any amounts owed to the Note Insurer under the related Insurance Agreement.

     SECTION 5.05  OPTIONAL PRESERVATION OF TRUST ESTATE.

     If (i) an Event of Default shall have occurred and be continuing with respect to a Series and (ii) no Notes of such Series have been declared due and payable, or such declaration and its consequences have been annulled and rescinded, the Trustee shall, at the direction of the applicable Controlling Party (or if the Trustee is the Controlling Party with respect to such Series, the Trustee may in its sole discretion if it determines it to be in the best interests of the Holders of the Notes of such Series and upon request from a
Note Voting Amount with respect to such Series, the Trustee shall) elect, by giving written notice of such election to the Issuer, to take possession of and retain the related Trust Estate intact, collect or cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of such Notes in accordance with the provisions of Article
VIII. If the Trustee is unable to or is stayed from giving such notice to the Issuer for any reason whatsoever such election shall be effective as of the time of such determination or request, as the case may be, notwithstanding any failure to give such notice, and the Trustee shall give such notice upon the removal or cure of such inability or stay (but shall have no obligation to effect such removal or cure). Any such election may be rescinded with respect to any portion of the Trust Estate securing the Notes of a Series remaining at the time of such rescission by written notice to the Trustee and the Issuer from the applicable Controlling Party with respect to such Series or, if the Trustee is the Controlling Party with respect to such Series, from a Note Voting Amount with respect to such Series.

     SECTION 5.06   TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial Proceeding related to the Issuer or any other obligor upon any of the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of any of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, to intervene in such Proceeding or otherwise,

     (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes of each Series issued hereunder and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under
Section 6.07) and of the Note Insurer and the Noteholders allowed in such judicial Proceeding, and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such judicial Proceeding is hereby authorized by the
Note Insurer and each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Note Insurer or the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due that Trustee under
Section 6.07.

     Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the Note Insurer or any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Note Insurer or any of the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of the Note Insurer or any Noteholder in any such Proceeding.

     SECTION 5.07   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

     (a) In all Proceedings brought by the Trustee (and also any Proceedings involving the interpretation of any provision hereof to which the Trustee shall be a party), the Trustee shall be held to represent all of the Noteholders of the affected Series, and it shall not be necessary to make any Noteholder a party to any such Proceeding.

     (b) All right of actions and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceedings instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery whether by judgment, settlement or otherwise shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the Note Insurer and the ratable benefit of the Holders of the Notes of the Series in respect of which such judgment has been recovered.

     SECTION 5.08   APPLICATION OF MONEY COLLECTED.

     If the Notes of a Series have been declared due and payable following an Event of Default and such declaration has not been rescinded or annulled, any money collected by the Trustee with respect to the Notes of such Series pursuant to this Article V or otherwise and any other money that may be held thereafter by the Trustee as security for the Notes of such Series shall be applied in the order specified in the related Series Supplement, at the date or dates fixed by the Trustee and, in case of the distribution of such money or account of principal or interest, upon presentation of the Notes of such Series and the notation thereon of the payment if only partially paid and (unless otherwise specified in the related Series Supplement) upon surrender thereof if fully paid; provided that proceeds of a claim under a Note Insurance Policy will be used only to pay interest and principal on the Notes of the applicable Classes of such Series that are the subject of the coverage provided by such Note Insurance Policy.

     SECTION 5.09   LIMITATION ON SUITS.

     No Holder of any Note of a Series shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder for so long as the Note Insurer is the Controlling Party with respect to such Series, and if the Note Insurer is not the Controlling Party with respect to such Series, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to such Series;

          (2) Holder(s) representing at least 25% of the Aggregate Note Balance of such Series shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have furnished to the Trustee indemnity to its satisfaction against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and indemnity has failed to institute any such Proceedings; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by a Note Majority with respect to such Series; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right hereunder, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Series.

     SECTION 5.10 UNCONDITIONAL RIGHT OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

     Notwithstanding any other provision in this Indenture, the Holder of any Note of a Series shall have the right, which is absolute and unconditional, to receive payment solely from amounts in the related Trust Estate of the principal and interest on such Note as such principal and interest becomes due and payable and to institute any Proceeding for the enforcement of any such payment solely from amounts in such Trust Estate, and such right shall not be impaired without the consent of such Holder.

     SECTION 5.11   RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee, the applicable Controlling Party or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Controlling Party or to such Noteholder, then, and in every case, the Issuer, the Trustee, such Controlling Party and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, such Controlling Party and the Noteholders shall continue as though no such Proceeding had been instituted.

     SECTION 5.12  RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee, a Controlling Party or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.13   DELAY OR OMISSION; NOT WAIVER.

     No delay or omission of the Trustee, a Controlling Party or any Holder of any Note to exercise any right or remedy upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee, a Controlling Party or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, such Controlling Party or by the Noteholders, as the case may be, subject in each case, however, to the right of the applicable Controlling Party to control any such right and remedy as provided herein.

     SECTION 5.14   CONTROL BY NOTEHOLDERS.

     With respect to each Series, the applicable Controlling Party or, if the Trustee is the Controlling Party with respect to such Series, a Note Voting Amount with respect to such Series, shall have the right to direct the time, method and place of conducting any Proceeding with respect to such Series for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that:

          (1) such direction shall not be in conflict with any rule of law or with this Indenture including, without limitation, any provision hereof which expressly provides for approval by a greater percentage of Aggregate Note Balance of all Notes;

          (2) any direction to the Trustee by the Noteholders to undertake a private sale of the related Trust Estate shall be by the Holders of all Outstanding Notes of such Series, unless the condition set forth in Section 5.18(b)(ii) is met;

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Trustee need not take any action which a Responsible Officer or Officers of the Trustee in good faith determines might involve it in personal liability or be unjustly prejudicial to the Noteholders not consenting; and

          (4) the Trustee has been furnished indemnity reasonably satisfactory to it against costs, expenses and liabilities which it might incur in connection therewith as provided in Section 6.01(f).

     SECTION 5.15   WAIVER OF PAST DEFAULTS BY LESS THAN ALL NOTEHOLDERS.

     With respect to each Series, the Controlling Party with respect to such Series, or if the Trustee is the Controlling Party with respect to such Series, a Note Voting Amount of such Series, may on behalf of the Holders of all the Notes of such Series waive any past Default hereunder with respect to such Series and its consequences, except a Default:

          (1) in the payment of the principal of, or interest on any Note of such Series, or a Default described in Sections 5.01(5) and (6), or

          (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 5.16   UNDERTAKING FOR COSTS.

     All parties hereto agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.16 shall not apply to any suit instituted by the Trustee, the
Note Insurer, or to any suit instituted by any Note Majority with respect to a Series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Stated Maturity expressed in such Note.

     SECTION 5.17   WAIVER OF STAY OR EXTENSION LAWS.

     The Issuer covenants (to the extent that it may lawfully do so) that it will not, at any time, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.18   SALE OF TRUST ESTATE.

     (a) The power to effect any sale (a "Sale") of any portion of a Trust Estate pursuant to Section 5.04 shall not be exhausted by any one or more Sales as to any portion of such Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate securing the related Series shall have been sold or all amounts payable on such Series secured thereby and under this Indenture with respect thereto shall have been paid. The Trustee may from time to time postpone any Sale by public announcement made at the time and place of such Sale.

     (b) With respect to each Series, to the extent permitted by applicable law, and except as specified otherwise in the related Series Supplement, the Trustee shall not, in any private Sale, sell to a third party the related Trust Estate, or any portion thereof, unless:

          (i) the Note Insurer, or if the Note Insurer is not the Controlling Party with respect to such Series, the Holders of all Outstanding Notes of such Series, consent to or direct the Trustee to make such Sale; or

          (ii) if the Note Insurer is not the Controlling Party with respect to such Series, the proceeds of such Sale would not be less than the sum of all amounts due to the Trustee hereunder and the Aggregate Note Balance of all Notes of such Series and interest due or to become due thereon on the Payment Date for such Series next succeeding such Sale together with any amounts owing to the Note Insurer under the related Insurance Agreement.

     (c) The Trustee, the Note Insurer or the Noteholders may bid for and acquire any portion of the Trust Estate securing a Series in connection with a public Sale thereof, and in lieu of paying cash therefor, any Noteholder may make settlement for the purchase price by crediting against amounts owing on the Notes of such Holder or other amounts owing to such Holder secured by this Indenture, that portion of the net proceeds of such Sale to which such Holder would be entitled, after deducting the reasonable costs, charges and expenses incurred by the Trustee, the Note Insurer or the Noteholders of such Series in connection with such Sale. The Notes of a Series need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against the Notes of such Series. The Trustee, the Note Insurer or the Noteholders may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.

     (d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of a Trust Estate in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of a Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see the application of any monies.

     (e) The method, manner, time, place and terms of any Sale of all or any portion of a Trust Estate shall be commercially reasonable.

     SECTION 5.19   ACTION ON NOTES.

     The Trustee's right to seek and recover judgment on a Series or under this Indenture shall not be affected by seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders of a Series shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the related Trust Estate.

     SECTION 5.20 NO RECOURSE TO OTHER TRUST ESTATES OR OTHER ASSETS OF THE ISSUER.

          Except to the extent provided otherwise in the related Series Supplement, the Trust Estate with respect to a Series will serve as security only for that Series. Except to the extent provided otherwise in the related Series Supplement, Holders of Notes of one Series shall have no recourse against the Trust Estate with respect to any other Series, and no judgment against the Issuer for any amount due with respect to one Series may be enforced against either the Trust Estate with respect to any other Series or any other assets of the Issuer, nor may any prejudgment lien or other attachment be sought against any such other Trust Estate or any other assets of the Issuer.

                                  ARTICLE VI

                                  THE TRUSTEE

     SECTION 6.01  CERTAIN DUTIES AND RESPONSIBILITIES.

     (a) Except during the continuance of an Event of Default known to the Trustee as provided in subsection (e) below:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith or negligence on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof; but in the case of any such certificates or opinions, which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same and to determine whether or not they conform to the requirements hereof.

     (b) In case an Event of Default known to the Trustee, as provided in subsection (e) below, has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in its exercise, as a reasonable person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (c) No provision hereof shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

          (i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee in all events shall not be liable with respect to any action taken or omitted to be taken by Trustee in good faith in accordance with the direction received by it in accordance with this Agreement; and

          (iv) no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its right or powers, if Trustee shall have reasonable grounds for believing that repayment of such funds or the furnishing of adequate indemnity against such risk or liability is not reasonably assured to Trustee, provided that nothing contained herein shall excuse the Trustee for failure to perform its duties as Trustee hereunder.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

     (e) For all purposes under this Indenture, the Trustee shall not be deemed to have notice of any Event of Default described in Section 5.01(4) or 5.01(5) or any Default described in Section 5.01(3) or any Note Insurer Default unless a Responsible Officer assigned to and working in the Trustee's corporate trust department has actual knowledge thereof, or unless written notice of any event which is in fact such an Event of Default, Default, or a Note Insurer Default is received by the Trustee at the Corporate Trust Office, and such notice references any of the Notes of any Series generally, the Issuer, any Trust Estate or this Indenture.

     (f) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture, or to enter any appearance or in any way defend in any suit in which Trustee may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until Trustee shall be furnished with indemnity to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability in connection with any action so taken.

     (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to a Trust Estate following an Event of Default with respect to a Series and a consequent declaration of acceleration of the maturity of any of the Notes of such Series, whether such extinguishment occurs through a Sale of such Trust Estate to another person, the acquisition of such Trust Estate by the Trustee or otherwise, the right, powers and duties of the Trustee with respect to such Trust Estate (or the proceeds thereof) and the Noteholders of such Series and the rights of such Noteholders shall continue to be governed by the terms of this Indenture.

     (h) Notwithstanding anything to the contrary contained herein, the provisions of subsections (e) through (g), inclusive, of this Section 6.01 shall be subject to the provisions of subsections (a) through (c), inclusive, of this
Section 6.01.

     (i) The Trustee shall provide the reports and accountings as required pursuant to Sections 8.07 and 8.08.

     SECTION 6.02   NOTICE OF DEFAULT.

     With respect to each Series, promptly after the occurrence of any Default, Event of Default, or Note Insurer Default with respect to such Series known to the Trustee (within the meaning of Section 6.01(e)) which is continuing, within one Business Day of obtaining such knowledge, the Trustee shall transmit by telephonic or telegraphic communication confirmed by mail to the Note Insurer and by mail to the related Rating Agencies and all Holders of Notes of such Series, as their names and addresses appear on the Note Register, notice of such Default, Event of Default, or Note Insurer Default hereunder known to the Trustee, unless in the case of notice of Default to such Noteholders, such Default shall have been promptly cured within the applicable grace period.

     SECTION 6.03   CERTAIN RIGHTS OF TRUSTEE.

     Except as otherwise provided in Section 6.01,

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other obligation, paper or document believed by Trustee to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Request or Issuer Order and any resolution of the Board of Trustees may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

     (d) the Trustee may consult with counsel and the written advice of such counsel selected by the Trustee with due care or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in the Trustee by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have furnished to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as the Trustee may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, the Trustee shall be entitled to examine the books, record and premises of the Issuer, upon reasonable notice and at reasonable times personally or by agent or attorney; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     SECTION 6.04  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

     (a) The recitals contained in this Indenture and in the Notes, except the certificates of authentication on the Notes, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness or completeness. The Trustee makes no representations as to the validity or condition of any Trust Estate or any part thereof, or as to the title of the Issuer thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged and deposited with the Trustee hereunder or as to the validity or sufficiency of this Indenture or any of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or the proceeds thereof or of any money paid to the Issuer or upon Issuer Order under any provisions hereof.

     (b) Except as otherwise expressly provided herein and without limiting the generality of the foregoing, the Trustee shall have no responsibility or liability for or with respect to the existence or validity of any Financed Vehicle or Contract, the perfection of any security interest (whether as of the date hereof or at any future time), the maintenance of or the taking of any action to maintain such perfection, the validity of the assignment of any portion of any Trust Estate to the Trustee or of any intervening assignment, the review of any Contract (it being understood that the Trustee has not reviewed and does not intend to review the substance or form of any such Contract), the performance or enforcement of any Contract, the validity and sufficiency of any
Note Insurance Policy, the compliance by the Issuer or the Servicer with any covenant or the breach by the Issuer or any Servicer of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation, any investment of monies in the Collection Account for any Series or any loss resulting therefrom, the acts or omissions of the Issuer, any Servicer, the Note Insurer or any Obligor, any action of any Servicer taken in the name of the Trustee, or the validity of any Contribution and Servicing Agreement.

     (c) The Trustee shall not have any obligation or liability under any Contract by reason of, or arising out of, this Indenture or the granting of a security interest in such Contract hereunder or the receipt by the Trustee of any payment relating to any Contract pursuant hereto, nor shall the Trustee be required or obligated in any manner to perform or fulfill any of the obligations of the Issuer under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it, or the sufficiency of any performance by any party, under any Contract.

     SECTION 6.05   MAY HOLD NOTES.

     The Trustee, the Servicer, the Backup Servicer, any Payment Agent, the Note Registrar, any Authenticating Agent or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes, and if operative, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Servicer, Paying Agent, Note Registrar, Authenticating Agent or such other agent.

     SECTION 6.06  MONEY HELD IN TRUST.

     Money and investments held in trust by the Trustee or any Paying Agent hereunder shall be held in one or more trust accounts hereunder but need not be segregated from other funds, except to the extent required herein or required by law, but shall in all cases be accounted for separately for each Series. The Trustee or any Paying Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer or otherwise specifically provided herein and except to the extent of income or other gain on investments which are obligations of the Trustee, in its commercial capacity, and income or other gain actually received by the Trustee on investments, which are obligations of others.

     SECTION 6.07   COMPENSATION AND REIMBURSEMENT.

     With respect to each Series, the Issuer agrees:

          (i) (A) subject to any separate written agreement with the Trustee, to pay the Trustee monthly its fees for all services rendered by it hereunder, in the amount of the Trustee Fee (which compensation shall not otherwise be limited by any provision of law in regard to the compensation of a trustee of an express trust); (B) subject to any separate written agreement with the Backup Servicer, if any, to pay to the Backup Servicer its fee for all services rendered hereunder and under the related Contribution and Servicing Agreement, in the amount of the Backup Servicer Fee; (C) subject to any separate written agreement with the Custodian, if any, to pay the Custodian its fee for all services rendered under the related Custodian Agreement; and (D) to pay the Note Insurer the related
     Note Insurer Premium as specified in the related Insurance Agreement;

          (ii) except as otherwise expressly provided herein, to reimburse the Trustee or the Backup Servicer upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee or the Backup Servicer in accordance with any provision of this Indenture or the related Contribution and Servicing Agreement (including the reasonable compensation and the expenses and disbursements of the Trustee's and Backup Servicer's agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (iii) to indemnify and hold harmless the Trustee from and against any loss, liability, expense, damage or injury (other than those attributable to a Noteholder in its capacity as an investor in any of the Notes) sustained or suffered pursuant to this Indenture by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trustee (including without limitation any violation of any applicable laws by the Issuer as a result of the transactions contemplated by this Indenture), including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Issuer shall not indemnify the Trustee if such loss, liability, expense, damage or injury is due to the Trustee's willful misfeasance, bad faith or negligence in the performance of duties. Any indemnification pursuant to this Section shall only be payable from the assets of the Issuer and shall not be payable from the assets of the Trust Estate. The provisions of this indemnity shall run directly to and be enforceable by an injured Person subject to the limitations hereof and this indemnification agreement shall survive the termination of this Indenture or the resignation or removal of the Trustee.

     SECTION 6.08   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or State authority and having an office within the United States of America, and which shall have a commercial paper or other short term rating of the highest short term rating categories by each Rating Agency rating a Series, or otherwise acceptable to such Rating Agencies. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     SECTION 6.09   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

     (b) Subject to the provisions of the applicable Series Supplement with respect to any Series, the Trustee may resign with respect to any or all Series at any time by giving written notice to the Issuer and the Note Insurer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and may prescribe, appoint a successor Trustee.

     (c) The Trustee may be removed with respect to any Series by the Note Insurer, or if the Note Insurer is not the Controlling Party with respect to such Series, a Note Voting Amount with respect to such Series, at any time if one of the following events have occurred:

          (i) the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Issuer, the Note Insurer or, if a Note

     Insurer Default with respect to such Series has occurred, by any Noteholder of such Series, or

          (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

          (iii) the Trustee has failed to perform its duties hereunder with respect to such Series or has breached any representation or warranty made herein by the Trustee with respect to such Series.

     (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee with respect to the Notes of one or more Series for any cause, the Issuer by a Board Resolution, shall promptly appoint a successor Trustee with respect to such Series, which successor Trustee, so long as the Note Insurer is the Controlling Party with respect to such Series, must be satisfactory to the Note Insurer. If no successor Trustee with respect to the applicable Series shall have been so appointed by the Issuer within 30 days of notice of removal or resignation and shall have accepted appointment in the manner hereinafter provided, then the
Note Insurer may appoint a successor Trustee. If the Note Insurer shall fail to appoint a successor Trustee within 90 days of notice of resignation or removal of the Trustee or, if the Note Insurer is not the Controlling Party with respect to such Series, then a Note Voting Amount with respect to such Series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the applicable Series. No resignation or removal of the Trustee shall be effective until a successor is appointed as provided herein.

     (e) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee with respect to the Notes of a Series to the Noteholders of each Series affected thereby and the related Rating Agencies. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     SECTION 6.10   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee but, on request of the Issuer or the successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee (provided, however, that if the retiring Trustee has been removed or has resigned, pursuant to Section 6.09, with respect to less than all Series for which it is Trustee, then such transfer shall be limited to its rights and powers with respect to each Series with respect to which it has resigned or been removed), and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder (provided, however, that if the retiring Trustee has been removed or has resigned, pursuant to Section 6.09, with respect to less than all Series for which it is Trustee, then such assignment, transfer and delivery by the retiring Trustee shall be limited to the property and money held by it for the benefit of the Holders of Notes of the Series with respect to which it has resigned or been removed). Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

     SECTION 6.11 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF TRUSTEE.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto, and notice thereof shall be provided by the Trustee to the Noteholders and each Rating Agency rating a Series of Notes. In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     SECTION 6.12   CO-TRUSTEES AND SEPARATE TRUSTEES.

     At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of a Trust Estate may at the time be located, or the requirements of the Series Supplement with respect to any Series, the Issuer, the Note Insurer, and the Trustee shall have power to appoint, and, upon the written request of the Trustee, the Note Insurer or, if the Note Insurer is not the Controlling Party with respect to the applicable Series, of the Holders representing at least 25% in Aggregate Note Balance of all Notes of the Series secured by the Trust Estate with respect to which a co-trustee or separate trustee is being appointed, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee and meeting the requirements of Section 6.08, either to act as co-trustee, jointly with the Trustee of all or any part of such Trust Estate, or to act as separate Trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

     Should any written instrument from the Issuer be reasonably required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

     Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

          (i) the Notes shall be authenticated and delivered by, and all rights, powers, duties and obligations under this Indenture in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee under this Indenture, shall be exercised solely by the Trustee;

          (ii) the rights, powers, duties and obligations conferred or imposed upon the Trustee by this Indenture in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee;

          (iii) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee, appointed under this Section, and, in case an Event of Default with respect to the applicable Series has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee that has so resigned or been removed may be appointed in the manner provided in this Section;

          (iv) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other such trustee hereunder nor shall the Trustee be liable by reason of any act or omission of any co-trustee or separate trustee selected by the Trustee with due care or appointed in accordance with directions to the Trustee pursuant to Section 6.14; and

          (v) any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

     SECTION 6.13  RIGHTS WITH RESPECT TO THE SERVICER AND BACKUP SERVICER.

     The Trustee's rights and obligations with respect to the Servicer and the Backup Servicer, if any, with respect to a Series shall be governed by the related Contribution and Servicing Agreements.

     SECTION 6.14   APPOINTMENT OF AUTHENTICATING AGENT.

     The Trustee may appoint an Authenticating Agent or Agents with respect to the Notes of each Series which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue or upon exchange, registration of transfer or pursuant to Section 2.05, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made herein to the authentication or the delivery of Notes to the Trustee for authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent and delivery of the Notes to the Authenticating Agent on behalf of the Trustee. Each Authenticating Agent shall be acceptable to the Issuer and the Note Insurer and shall at all times be a corporation having a combined capital and surplus of not less than the equivalent of $50,000,000 and subject to supervision or examination by federal or State authority or the equivalent foreign authority, in the case of an Authenticating Agent who is not organized and doing business under the laws of the United States of America or any State thereof. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent; provided, such corporation shall be otherwise eligible under this Section.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee, the Note Insurer and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Note Insurer and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and the
Note Insurer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes, if any, with respect to which such Authenticating

Agent will serve, as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.07.

     If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Notes described in the within-mentioned Indenture.

                                        ________________
                                        ________________



                                        By:----------------------------
                                              As Authenticating Agent


                                        By:
                                           -----------------------------
                                              Authorized Officer

                                 ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

     SECTION 7.01  ISSUER TO FURNISH TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS.

     (a)  The Issuer will furnish or cause to be furnished to the Trustee
(i) semi-annually, not less than 45 days nor more than 60 days after each Payment Date for a Series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Notes of such Series, and
(ii) at such other times, as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more that 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Note Registrar, no such list shall be required to be furnished. If the Notes of a particular Series have Payment Dates which are more frequent than semi-annual, then the applicable Payment Dates for purposes of clause (i) of the preceding sentence shall be the Payment Date occurring closest to six months after the Closing Date for such Series and each Payment Date occurring at six-month intervals thereafter.

     (b) In addition to furnishing to the Trustee the Noteholder lists, if any, required under subsection (a), the Issuer shall also furnish all Noteholder lists, if any, required under Section 3.05 at the times required by said Section 3.05.

     SECTION 7.02  PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.

     The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list, if any, furnished to the Trustee as provided in Section 7.01 and the names and addresses of the Holders of Notes received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

                                 ARTICLE VIII

           ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES

     SECTION 8.01  COLLECTION OF MONEYS.

     Except as otherwise expressly provided herein with respect to each Series, the Trustee may, and shall, at the direction of the Note Insurer, demand payment or delivery of, and shall receive and collect from the Servicer and its subservicers in accordance with the related Contribution and Servicing Agreement, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall, upon request from the Servicer, provide the Servicer with sufficient information regarding the amount of collections deposited by the Trustee in the accounts established pursuant to this Article VIII, in order to permit the Servicer to perform its duties under the related Contribution and Servicing Agreement. The Trustee shall hold all such money and property so received by it as part of the Trust Estate with respect to which it was received, and shall apply it as provided herein. If the Obligor under a Contract defaults in the payment or performance of such Contract, the Trustee, upon Issuer or Servicer request may, and upon the request of the Note Insurer shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

     SECTION 8.02  COLLECTION ACCOUNTS.

     (a) On or before the Closing Date for a Series, the Trustee shall open and maintain a trust account at its Corporate Trust Office (the "Collection Account" for such Series) in the name of the Trustee for the benefit of the Note Insurer and the Noteholders of such Series, for the receipt of (i) payments remitted to the Trustee by the Servicer or any subservicer pursuant to Section
3.07 of the related Contribution and Servicing Agreement, (ii) proceeds of claims made under the related Note Insurance Policy, in accordance with the related Series Supplement, upon receipt, (iii) each Collection Account Deposit delivered to the Trustee by the Issuer, and (iv) any Reinvestment Income with respect to the Collection Account. Funds in the Collection Account shall not be commingled with any other monies. All payments to be made from time to time by the Issuer to the Noteholders for such Series out of funds in the applicable Collection Account pursuant to this Indenture shall be made by the Trustee or the Paying Agent of the Issuer. All monies deposited from time to time in a Collection Account shall be held by the Trustee as part of the Trust Estate for the related Series as herein provided, subject to withdrawal as provided in
Section 8.02(c).

     (b) So long as no Default or Event of Default shall have occurred and be continuing with respect to a Series, upon Issuer Order, and except as otherwise provided in the related Series Supplement, the Trustee shall invest the funds in the related Collection Account in Eligible Investments; provided, however, that all monies on deposit in Collection Account pursuant to Section 8.02(a)(ii) shall remain uninvested. The Issuer Order shall specify the Eligible Investments in which the Trustee shall invest, shall state that the same are Eligible Investments and shall further specify the percentage of funds to be invested in each Eligible Investment. Each such Eligible

Investment shall mature no later than the Business Day preceding the next following Payment Date for such Series (or in the case of an investment described in paragraph (vii) of the definition of Eligible Investments, such Eligible Investment shall mature no later than the next following Payment Date for such Series) and shall not be sold or disposed of prior to its maturity, or be payable on demand without penalty or discount. In the absence of an Issuer Order, the Trustee shall invest funds in a Collection Account in Eligible Investments as provided in Section 8.06.

     Any Reinvestment Income with respect to a Collection Account shall be credited to such Collection Account and any loss resulting from such investments shall be charged to such account. The Trustee shall not be liable for any loss incurred on any funds invested in Eligible Investments pursuant to the provisions of this Section 8.02 (other than in its capacity as obligor under any Eligible Investment).

     (c) Unless the Notes of a Series have been declared due and payable pursuant to Section 5.02 and moneys collected by the Trustee with respect to such Series are being applied in accordance with Section 5.08, amounts on deposit in the related Collection Account on any Payment Date shall be withdrawn from such Collection Account, in the amounts required, for application in the priority of payment specified in the related Series Supplement.

     SECTION 8.03  PRE-FUNDING ACCOUNT.

     (a) On or before the Closing Date of a Series, if required by the related Series Supplement, the Trustee shall open and maintain a trust account at its Corporate Trust Office (the "Pre-Funding Account" for such Series) in the name of the Trustee for the benefit of the Note Insurer and the Noteholders of such Series for receipt of (i) the Pre-Funding Account Deposit for the Series on the Closing Date and (ii) any Reinvestment Income. Funds in the Pre-Funding Account of a Series shall not be commingled with any other monies. All monies deposited from time to time in a Pre-Funding Account shall be held by the Trustee as part of the Trust Estate for the related Series as herein provided, subject to withdrawal as provided in Section 8.03(c).

     (b) So long as no Default or Event of Default shall have occurred and be cowith respect to a Series, upon Issuer Order, and except as otherwise provided in the related Series Supplement, the Trustee shall invest the funds in each Pre-Funding Account in Eligible Investments. The Issuer Order shall specify the Eligible Investments in which the Trustee shall invest, shall state that the same are Eligible Investments and shall further specify the percentage of funds to be invested in each Eligible Investment. Each such Eligible Investment shall mature no later than the Business Day preceding the next possible Subsequent Transfer Date for the related Series (or in the case of an investment described in paragraph (vii) of the definition of Eligible Investments, such Eligible Investment shall mature no later than the next possible Subsequent Transfer Date for such Series) and shall not be sold or disposed of prior to its maturity, or be payable on demand without penalty or discount. In the absence of an Issuer Order, the Trustee shall invest funds in a Pre-Funding Account in Eligible Investments as provided in Section 8.06.

     Any Reinvestment Income with respect to a Pre-Funding Account shall be credited to such Pre-Funding Account and any loss resulting from such investments shall be charged to such account.

The Trustee shall not be liable for any loss incurred on any funds invested in Eligible Investments pursuant to the provisions of this Section 8.03 (other than in its capacity as obligor under any Eligible Investment).

     (c) On any Subsequent Transfer Date for a Series, the Issuer shall instruct the Trustee to: (i) withdraw from the related Pre-Funding Account an amount equal to the applicable Subsequent Release Amount for each Subsequent Contract Granted to the Trustee for the related Trust Estate on such Subsequent Transfer Date pursuant to a Subsequent Transfer Agreement and in accordance with the related Series Supplement; and (ii) pay such amount, free from the Lien of this Indenture, to or upon the order of the Issuer upon satisfaction of the conditions set forth in the related Series Supplement with respect to such Grant; provided, however, that no such amount shall be paid from Reinvestment Income with respect to such Pre-Funding Account. On each Subsequent Transfer Date for a Series, the Trustee shall withdraw from the related Pre-Funding Account, and deposit in the related Collection Account, all Reinvestment Income with respect to such Pre-Funding Account then on deposit therein.

     (d) All amounts remaining in the Pre-Funding Account for a Series as of the close of business on the date on which the related Funding Period ends shall be withdrawn by the Trustee and deposited into the related Collection Account on such date (or the first Business Day thereafter if such date is not a Business Day). Any interest credited to such Pre-Funding Account after the end of the related Funding Period shall be deposited immediately upon receipt in the related Collection Account.

     SECTION 8.04  RESERVE FUND.

     (a) On or before the Closing Date for a Series, if required by the related Series Supplement, the Trustee shall open and maintain a trust account at its Corporate Trust Office (the "Reserve Fund" for such Series) in the name of the Trustee for the benefit of the Note Insurer and the Noteholders of such Series, for receipt of (i) any moneys received by the Trustee for deposit in the Reserve Fund for such Series pursuant to Section 2.12(i) (including any Eligible Investments delivered to the Trustee pursuant to said Section 2.12(i) in lieu of cash), (ii) any moneys transferred from the related Collection Account pursuant to the related Series Supplement, and (iii) any Reinvestment Income. Funds in the Reserve Fund shall not be commingled with any other monies. All monies deposited from time to time in a Reserve Fund shall be held by the Trustee as part of the Trust Estate for the related Series as herein provided, subject to disbursement and withdrawal as provided in the related Series Supplement.

     (b) So long as no Default or Event of Default shall have occurred and be continuing with respect to a Series, upon Issuer Order, and except as otherwise provided in the related Series Supplement, the Trustee shall invest the funds in each Reserve Fund in Eligible Investments. The Issuer Order shall specify the Eligible Investments in which the Trustee shall invest, shall state that the same are Eligible Investments and shall further specify the percentage of funds to be invested in each Eligible Investment. Each such Eligible Investment shall mature no later than the Business Day preceding the next following Payment Date for the related Series (or in the case of an investment described in paragraph (vii) of the definition of Eligible Investments, such Eligible

Investment shall mature no later than the next following Payment Date for such Series) and shall not be sold or disposed of prior to its maturity, or be payable on demand without penalty or discount. In the absence of an Issuer Order, the Trustee shall invest funds in a Reserve Fund in Eligible Investments as provided in Section 8.06.

     Any Reinvestment Income with respect to a Reserve Fund shall be credited to such Reserve Fund and any loss resulting from such investments shall be charged to such account. The Trustee shall not be liable for any loss incurred on any funds invested in Eligible Investments pursuant to the provisions of this Section 8.04 (other than in its capacity as obligor under any Eligible Investment).

     (c) Except as otherwise provided in the related Series Supplement, upon full and final payment of all Outstanding Notes of the related Series, all unpaid expenses relating to the administration of the Notes of such Series covered by such Reserve Fund, and all amounts due to the Note Insurer under the related Insurance Agreement, the Trustee shall pay to or upon the order of the Issuer all amounts remaining on deposit in the Reserve Fund for such Series.

     SECTION 8.05  CAPITALIZED INTEREST ACCOUNT.

     (a) On or before the Closing Date for a Series, if required by the related Series Supplement, the Trustee shall open and maintain a trust account at its Corporate Trust Office (the "Capitalized Interest Account" for such Series) in the name of the Trustee for the benefit of the Noteholders of such Series and the Note Insurer, for receipt of (i) the Capitalized Interest Account Deposit for the Series on the Closing Date and (ii) any Reinvestment Income. Funds in the Capitalized Interest Account of a Series shall not be commingled with any other monies. All monies deposited from time to time in a Capitalized Interest Account shall be held by the Trustee as part of the Trust Estate for the related Series as herein provided, subject to disbursement and withdrawal as provided in the related Series Supplement.

     (b) So long as no Default or Event of Default shall have occurred and be continuing with respect to a Series, upon Issuer Order, and except as otherwise provided in the related Series Supplement, the Trustee shall invest the funds in each Capitalized Interest Account in Eligible Investments. The Issuer Order shall specify the Eligible Investments in which the Trustee shall invest, shall state that the same are Eligible Investments and shall further specify the percentage of funds to be invested in each Eligible Investment.
Each such Eligible Investment shall mature no later than the Business Day preceding the next following Payment Date for the related Series (or in the case of an investment described in paragraph (vii) of the definition of Eligible Investments, such Eligible Investment shall mature no later than the next following Payment Date for such Series) and shall not be sold or disposed of prior to its maturity, or be payable on demand without penalty or discount. In the absence of an Issuer Order, the Trustee shall invest funds in a Capitalized Interest Account in Eligible Investments as provided in Section 8.06.

     Any Reinvestment Income with respect to a Capitalized Interest Account shall be credited to such Capitalized Interest Account and any loss resulting from such investments shall be charged to such account. The Trustee shall not be liable for any loss incurred on any funds invested in

Eligible Investments pursuant to the provisions of this Section 8.05 (other than in its capacity as obligor under any Eligible Investment).

     (c) All amounts remaining in the Capitalized Interest Account for a Series as of the close of business on the last Business Day of the month in which the related Funding Period ends shall be withdrawn by the Trustee and applied as provided in the related Series Supplement.

     SECTION 8.06  GENERAL PROVISIONS REGARDING PLEDGED ACCOUNTS.

     (a) Each Pledged Account shall relate solely to the Notes of the Series with respect to which it was established and to the other property securing such Series. Funds and other property in each Pledged Account shall not be commingled with any other moneys or property of the Issuer or any Affiliate thereof. Notwithstanding the foregoing, the Trustee may hold any funds or other property received or held by it as part of a Pledged Account in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Issuer or an Affiliate), provided that such accounts are under the sole control of the Trustee and the Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to each Pledged Account.

     (b) The Trustee shall not make any investment of any funds in a Pledged Account or sell any investment held in a Pledged Account except under the following terms and conditions:

          (i) any such investment consisting of an "instrument" within the meaning of Article 9 of the UCC and that is susceptible of physical delivery shall be physically delivered directly to the Trustee or its agent;

          (ii) any such investment consisting of a "certificated security" within the meaning of Article 8 of the UCC (including collateral for repurchase agreements), shall be either (i) in the possession of the Trustee registered in the name of the Trustee or its Qualified Nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's interest therein, or (ii) in the possession of a "clearing corporation" or its "custodian bank" (each within the meaning of Article 8 of the UCC), registered in the name of such clearing corporation or its nominee, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's interest therein, and held by such clearing corporation in an account of the Trustee containing only customer securities;

          (iii) any such investment consisting of a security which is a direct obligation of or guaranteed with the full faith and credit of the United States of America and deemed to be a certificated security under applicable regulations of the United States government, shall be held in an account established by the Trustee with a Federal Reserve Bank containing only customer securities;

          (iv) any such investment consisting of an "uncertificated security" within the meaning of Article 8 of the UCC, shall be registered by the issuer thereof in the name of the Trustee; and

          (v) in the case of any such investment consisting of a security entitlement in securities of the types described in clauses (ii), (iii) and
     (iv) above, such investment shall be credited to an account of the Trustee by a securities intermediary and held by such securities intermediary as described in clause (ii), (iii) or (iv) above.

In addition, any cash funds held uninvested shall be deposited in a demand deposit account, meeting the criteria of clause (ii) of the definition of Eligible Investments, and established in the name of the Trustee, which account shall be subject to the sole dominion and control of the Trustee and shall not be evidenced by a certificate of deposit, passbook, or other indispensable instrument unless the same is in the possession of the Trustee. In addition to the foregoing procedures, the Trustee shall use such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer to the Trustee, subject to the terms hereof, of all funds and Eligible Investments credited to any Pledged Account, consistent with changes in applicable law or regulations or the interpretation thereof.

     (c) If any amounts are needed for disbursement from a Pledged Account and sufficient uninvested funds are not available therein to make such disbursement, in the absence of an Issuer Order for the liquidation of investments held therein in an amount sufficient to provide the required funds, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Pledged Account to complete the needed disbursement.

     (d) The Trustee shall not in any way be held liable by reason of any insufficiency in any Pledged Account except for the obligations of Norwest Bank Minnesota, National Association (or of any agent of such entity), as issuer, with respect to any Eligible Investment.

     (e) All investments of funds in a Pledged Account and all sales of investments held in a Pledged Account shall, except as provided below, be made by the Trustee in accordance with an Issuer Order. Subject to compliance with the requirements of Section 8.02(b), such Issuer Order may authorize the Trustee to make the specific investments set forth therein, to make investments from time to time consistent with the general instructions set forth therein, or to make specific investments pursuant to written, telegraphic or telephonic instructions of the employees or agents of the Issuer identified therein, in each case in such amounts as such Issuer Order shall specify.

     With respect to each Series, in the event that:

          (i) the Issuer shall have failed to give investment directions to the Trustee by 12:30 p.m. Eastern Time on any Business Day authorizing the Trustee to invest the funds then in a related Pledged Account,

          (ii) a Default or Event of Default with respect to such Series shall have occurred and be continuing but the Notes of such Series shall not have been declared due and payable pursuant to Section 5.02, or

          (iii) an Event of Default with respect to such Series shall have occurred and be continuing, the Notes of such Series shall have been declared due and payable pursuant to Section 5.02, and amounts collected or receivable from the related Trust Estate are being applied in accordance with Section 5.08, the Trustee shall invest and reinvest the funds then in each related Pledged Account to the fullest extent practicable, in such manner as the Trustee shall from time to time determine, but only in one or more Eligible Investments bearing interest or sold at a discount. All investments made pursuant to clause
(i) above shall mature on the next Business Day following the date of such investment, all such investments made pursuant to clause (ii) above shall mature no later than the maturity date therefor permitted by Section 8.02(b), or by the terms of the related Series Supplement, whichever is applicable, and all investments made pursuant to clause (iii) above shall mature no later than the Business Day immediately preceding the first date on which the Trustee proposes to make a payment to Holders of Notes of the related Series pursuant to Section 5.08.

     (f) Subject to the restriction on the maturity of investments set forth in Sections 8.02(b), or in any related Series Supplement, and notwithstanding paragraph (e) above, the Issuer will give appropriate and timely investment directions to the Trustee such that at the close of business on not more than two Business Days in any one calendar year not more than an aggregate of $50,000 of funds in the Pledged Accounts for a Series are not invested pursuant, directly or indirectly, to an Issuer Order in Eligible Investments bearing interest or sold at a discount which mature on or after the opening of business on the next Business Day. Any funds not so invested must be insured by the Federal Deposit Insurance Corporation.

     SECTION 8.07  REPORTS BY TRUSTEE TO NOTEHOLDERS.

     (a) On each Payment Date for a Series the Trustee shall deliver to each Holder of Notes of such Series on which a payment of principal and interest is then being made (i) a written report setting forth the amount of such payment which represents principal and the amount which represents interest and the Note Pool Factor of each Class of such Series for such Payment Date and (ii) a copy of the Servicer's Certificate with respect to the preceding Determination Date.

     (b) Within the required period of time after the end of each calendar year, the Trustee will deliver to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder and such other information necessary to enable such Noteholder to prepare its tax returns.

     SECTION 8.08  REPORTS BY TRUSTEE.

     In addition to any statements required to be delivered or prepared by the Trustee pursuant to Sections 2.08, the Trustee shall deliver to the Issuer, the Note Insurer, and the Independent Accountants appointed pursuant to Section 8.09, within two Business Days after request by the applicable Person, a written report setting forth the amount of each Pledged Account established hereunder and the identity of the investments included therein.

     SECTION 8.09  APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

     At the Closing Date for a Series the Issuer shall appoint a firm of Independent Accountants as its Independent Accountants for purposes of preparing and delivering all reports or certificates with respect to such Series required to be prepared by Independent Accountants. Upon any resignation by such firm the Issuer shall promptly notify the Trustee and appoint a successor thereto that shall also be a firm of Independent Accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent Accountants which has resigned on or before the fifteenth day after such resignation, the Trustee shall promptly notify the Issuer and the Note Insurer of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter the Trustee shall promptly appoint a successor firm of Independent Accountants of recognized national reputation.
The fees of such successor shall be payable by the Issuer, and any fees not so paid by the Issuer may be paid by the Trustee on behalf of the Issuer, from amounts otherwise payable to the Issuer from the related Collection Account as provided in the related Series Supplement.

     SECTION 8.10  EXPENSE FUND.

     (a) Except as otherwise provided in the related Series Supplement, any cash or Eligible Investments received by the Trustee for deposit in the Expense Fund for a Series pursuant to Sections 2.12(i) or the related Series Supplement, together with any other Eligible Investments in which amounts in such Expense Fund are or will be invested or reinvested during the term of the Notes of such Series, shall be held by the Trustee subject to disbursement and withdrawal as herein provided, but shall not be security for the Notes of such Series.

     (b) Except as otherwise provided in the related Series Supplement all or a portion of the Expense Fund for a Series shall be invested and reinvested at the Issuer's direction in one or more Eligible Investments.

     (c) Except as otherwise provided in the related Series Supplement amounts on deposit in the Expense Fund for a Series shall be applied by the Trustee to the payment of expenses relating to the administration of the Notes of such Series (other than interest expense on such Notes) specified in the related Series Supplement to the extent that such expenses have not been paid by the Issuer or from other sources.

     (d) Except as otherwise provided in the related Series Supplement, upon full and final payment of all Outstanding Notes of the related Series and payment of all unpaid expenses relating to the administration of the Notes of such Series (other than interest expense on such Notes), and all amounts due under the related Insurance Agreement, covered by such Expense Fund, the Trustee shall pay to or upon the order of the Issuer all amounts remaining on deposit in the Expense Fund for such Series.

                                 ARTICLE IX

                            SUPPLEMENTAL INDENTURES

     SECTION 9.01  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.

     With respect to each Series, the Issuer and the Trustee, with the prior written consent of the Note Insurer (such consent not being required if the Note Insurer is not the Controlling Party with respect to such Series), but without the consent of the Holders of any Notes, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property; or

          (2) to evidence the succession of another Person to the Issuer pursuant to Section 3.03(o), and the assumption by such successor of the covenants of the Issuer herein; or

          (3)  to add to the covenants of the Issuer, for the benefit of the
     Note Insurer and the Holders of all Notes of such Series, or to surrender any right or power herein conferred upon the Issuer; or

          (4) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or

          (5) to cure any ambiguity with respect to any provision herein which may be defective or inconsistent with any other provisions with respect to matters or questions arising hereunder, which shall not be inconsistent with the provisions hereof, provided that such action shall not adversely affect the interests of the Holders of such Series and provided, further, that the amendment shall be deemed not to adversely affect in any material respect the interests of the Holders of such Series if the Person requesting the amendment obtains a letter from each applicable Rating Agency that the amendment would not result in the downgrading or withdrawal of the ratings then assigned to the Notes of such Series; or

          (6)  to evidence the succession of the Trustee pursuant to Article VI;
     or

          (7)  to add to any Events of Default; or

          (8) as may be necessary to effectuate the issuance of any additional Series in accordance with the terms of this Indenture and the related Series Supplement;

     provided that any such amendment does not modify this Indenture in a manner described in clauses (1) through (7) of paragraph (a) of Section 9.02.

     The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties liabilities or immunities under this Indenture or otherwise.

     Promptly after the consent of the Note Insurer to any supplemental indenture and the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Issuer shall mail to the Note Insurer, each Rating Agency rating a Series, and each Noteholder, Servicer, and Backup Servicer with respect to each Series affected by such supplement a copy of such supplemental indenture.

     SECTION 9.02   SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.

     (a)  With respect to each Series, with the prior written consent of the
Note Insurer (such consent not being required if the Note Insurer is not the Controlling Party with respect to such Series), and a Note Voting Amount with respect to such Series, by Act of said Holders delivered to the Issuer and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes hereunder; provided, however that no such supplemental indenture shall, without the consent of the Holders of each Outstanding Note affected thereby:

          (1) change the Stated Maturity of, the due date of any installment of principal of, the amount payable upon redemption of, or any installment of interest on, any Note, or reduce the principal amount thereof or the Note Interest Rate or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment; or

          (2) reduce the percentage in Aggregate Note Balance of Notes of such Series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or Events of Default or their consequences; or

          (3)  impair or adversely affect the related Trust Estate; or

          (4) modify or alter the provisions of the proviso to the definition of the term "Outstanding"; or

          (5)  modify or alter the provisions of the proviso to Section 5.04; or

          (6) modify any of the provisions of this Section 9.02, except to increase the percentage of Holders required for any modification or waiver or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder of each Outstanding Note affected thereby; or

          (7) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate of each affected Series or, except as otherwise expressly permitted herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture.

     (b) The Trustee is hereby authorized to join in the execution of any supplemental indenture pursuant to clause (a) above and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties, liabilities or immunities hereunder. It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Issuer shall mail to the
Note Insurer, each Rating Agency rating a Series, and each Noteholder, Servicer, and Backup Servicer with respect to each Series affected by such supplement a copy of such supplemental indenture.

     SECTION 9.03   EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive upon request and (subject to Section 6.01) shall be fully protected in relying in good faith upon, an Opinion of Counsel reasonably acceptable to the Trustee stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, liabilities, or immunities hereunder or otherwise.

     SECTION 9.04   EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes of any Series to which such supplemental indenture relates which have theretofore been or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 9.05  REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article which relates to the Series of which such Notes are part may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture which relates to the Series of which such Notes are part may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes of such Series.

                                   ARTICLE X

                              REDEMPTION OF NOTES

     SECTION 10.01  REDEMPTION AT THE OPTION OF THE ISSUER; ELECTION TO REDEEM.

     Subject to any conditions specified in the related Series Supplement, the Issuer shall have the option to redeem at any time except as may be otherwise specified in the related Series Supplement, all of the Outstanding Notes of any Series or Class of a Series, on any Redemption Date with respect to such Series, in each case at the applicable Redemption Price. It shall be a condition to any such redemption that any fees due hereunder with respect to such Series and all amounts due to the Note Insurer under the related Insurance Agreement have been paid in full.

     The Issuer shall set the Redemption Date and the Redemption Record
Date for a Series and give notice thereof to the Trustee pursuant to Section 10.02.

     Installments of interest and principal that are due regarding a Series on or prior to the related Redemption Date shall continue to be payable to the Holders of such Notes called for redemption as of the relevant Record Dates according to their terms and the provisions of Section 2.08. The election of the Issuer to redeem any Notes pursuant to this Section shall be evidenced by a Board Resolution from the Issuer directing the Trustee to make the payment of the Redemption Price on all of the Notes to be redeemed from monies deposited with the Trustee pursuant to Section 10.04.

     SECTION 10.02  NOTICE TO TRUSTEE; DEPOSIT OF REDEMPTION PRICE.

     With respect to each Series, in the case of any redemption pursuant to
Section 10.01, the Issuer or the Note Insurer, as applicable, shall, at least 15 but no more than 60 days prior to the related Redemption Date, notify the Trustee and the Noteholders of such Series of such Redemption Date and shall deposit into the Collection Account on such notification date an amount equal to the Redemption Price of all Notes to be redeemed on such Redemption Date plus any fees due hereunder and all amounts due to the Note Insurer under the related Insurance Agreement.

     SECTION 10.03  NOTICE OF REDEMPTION BY THE TRUSTEE.

     Upon receipt of such notice and such deposit set forth in Section
10.02 above, the Trustee shall provide notice of redemption pursuant to Section
10.01 by first-class mail, postage prepaid, mailed no later than the Business Day following the date on which such deposit was made, to each Holder of Notes whose Notes are to be redeemed, at such Holder's address in the Note Register.

     All notices of redemption shall state:

     (1)  the applicable Redemption Date;

     (2)  the applicable Redemption Price; and

     (3) that on such Redemption Date, the Redemption Price will become due and payable upon each such Note of the related Series, and that interest there on shall cease to accrue on such date.

     Notice of redemption of Notes of a Series shall be given by the Trustee in the name and at the expense of the Issuer or the Note Insurer, as applicable. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

     SECTION 10.04  NOTES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as provided in Section 10.03, the Notes to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price and on such Redemption Date (unless the Issuer or the Note Insurer, as applicable, shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. The Holders of such Notes shall be paid the Redemption Price by the Paying Agent on behalf of the Issuer (upon surrender of such Notes to the related New York Agent for cancellation, unless otherwise provided in the related Series Supplement), provided, however, that installments of principal and interest that are due regarding such Notes of Series on or prior to such Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Record Dates according to their terms and the provisions of Section 2.08.

     If the Holders of any Note called for redemption shall not be so paid, the principal shall, until paid, bear interest from the applicable Redemption Date at the related Note Interest Rate.

                                 ARTICLE XI

                       PROVISIONS OF GENERAL APPLICATION

     SECTION 11.01  COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application, order or request by the Issuer or the Servicer to the Trustee to take any action under any provision of this Indenture for which a specific request is required hereunder, the Issuer or the Servicer, as applicable, shall furnish to the Trustee an Officer's Certificate of the Issuer or the Servicer, as applicable, stating that all conditions precedent, if any, provided for herein relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of a different certificate is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for herein shall include:

     (a) a statement that each individual signing such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 11.02  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a state ment to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Wherever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(a)(ii).

     Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(e).

     SECTION 11.03  ACTS OF NOTEHOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

     (c)  The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every
Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 11.04 NOTICES, ETC., TO TRUSTEE, TO NOTE INSURER, ISSUER, SERVICER AND SELLER.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other document provided or permitted hereby to be made upon, given or furnished to, or filed with any party hereto shall be sufficient for every purpose hereunder if in writing and telecopied or mailed, first-class postage prepaid and addressed to the appropriate address below:

     (a) to the Trustee at Norwest Center, 6th & Marquette, Minneapolis, Minnesota 55479-0070 (telecopy: 612-667-9825), Attention: Bonnie Seideman or at any other address previously furnished in writing to the Issuer, the Note Insurer, the Noteholders and the Servicer; or

     (b) to the Note Insurer at 113 King Street, Armonk, New York 10504 (telecopy: 914-765-3818), Attention: Insured Portfolio Management-Structured Finance (IPM-SF); or

     (c) to the Issuer at Two Galleria Tower, 13455 Noel Road, Suite 1800, Dallas, Texas 75240 (telecopy: 214-663-1355), Attention: Will Bixby or at any other address previously furnished in writing to the Trustee by the Issuer; or

     (d) to JAC or the Servicer at Two Galleria Tower, 13455 Noel Road, Suite 1800, Dallas, Texas 75240 (telecopy: 214-663-1355), Attention: Will Bixby or at any other address previously furnished in writing by JAC.

     SECTION 11.05  NOTICES AND REPORTS TO NOTEHOLDERS; WAIVER OF NOTICES.

     Where this Indenture provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Noteholder as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 11.06  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 11.07  SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not. There shall be no assignment hereof, except in accordance with the provisions of Section 6.10.

     SECTION 11.08  SEPARABILITY.

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.09  BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, the Noteholders, and any Paying Agent which may be appointed pursuant to the provisions hereof, and any of their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture or under the Notes, except that the Note Insurer and the Backup Servicer are express third party beneficiaries to this Indenture.

     SECTION 11.10  LEGAL HOLIDAYS.

     In any case in which the date of any Payment Date or the Stated
Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of a Note or this Indenture) payment of principal or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Stated Maturity or Payment Date and, assuming such payment is actually made on such subsequent Business Day, no additional interest shall accrue on the amount so paid for the period from and after any such nominal date.

     SECTION 11.11  GOVERNING LAW.

     THIS INDENTURE, EACH SERIES SUPPLEMENT AND EACH NOTE SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE.

     SECTION 11.12  COUNTERPARTS.

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.13  CORPORATE OBLIGATION.

     No recourse may be taken, directly or indirectly, against any incorporator, subscriber to the capital stock, stockholder, employee, officer or director of the Issuer or of any predecessor or successor of the Issuer with respect to the Issuer's obligations on the Notes or under this Indenture or any certificate or other writing made delivered by the Issuer in connection herewith.

     SECTION 11.14  NOTE INSURER'S RIGHT OF CONSENT.

     If the Note Insurer is not the Controlling Party with respect to a Series, such Note Insurer's right to consent hereunder and under any other Transaction Document with respect to such Series and to direct the Trustee shall be void. In such event, in all provisions of this Indenture and the other Transaction Documents wherein the Note Insurer's consent or direction is required or permitted, the consent or direction of a Note Majority with respect to such Series shall be required or permitted, unless the consent or direction of a specific percentage of Noteholders is otherwise required.

     IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                              JAYHAWK FUNDING TRUST I, as Issuer



                              By:  /s/  William K. Bixby, III
                                 --------------------------------
                                    William K. Bixby, III
                                    Vice President



                              NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee



                              By:  /s/  Bonnie Seideman
                                 ---------------------------------
                                    Bonnie Seideman
                                    Assistant Vice President